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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 20, 1999

                                     AMONG

                           PROTEUS INTERNATIONAL PLC

                              PI MERGER SUB, INC.

                                      AND

                          THERAPEUTIC ANTIBODIES INC.

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                               TABLE OF CONTENTS

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                                                                        PAGE
                                                                        ----
ARTICLE I. THE MERGER.................................................   A-8
  1.1.    The Merger..................................................   A-8
  1.2.    Closing.....................................................   A-8
  1.3.    Effective Time..............................................   A-9
  1.4.    Effects of the Merger.......................................   A-9
  1.5.    Certificate of Incorporation................................   A-9
  1.6.    Bylaws......................................................   A-9
  1.7.    Directors of Surviving Corporation..........................   A-9
ARTICLE II. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..................   A-9
  2.1.    Effect on Capital Stock.....................................   A-9
  2.2.    Exchange of Certificates....................................  A-10
  2.3.    Dissenting Shares...........................................  A-12
  2.4.    Options, Warrants and Convertible Notes.....................  A-12
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............  A-14
  3.1.    Organization, Standing and Power; Subsidiaries..............  A-14
  3.2.    Capital Structure...........................................  A-14
  3.3.    Authority; No Conflicts.....................................  A-15
  3.4.    Reports and Financial Statements............................  A-16
  3.5.    Information Supplied........................................  A-17
  3.6.    Compliance with Law.........................................  A-17
  3.7.    Litigation..................................................  A-17
  3.8.    Taxes.......................................................  A-18
  3.9.    Absence of Certain Changes or Events........................  A-20
  3.10.   Vote Required...............................................  A-20
  3.11.   Certain Agreements..........................................  A-21
  3.12.   Employee Benefit Plans......................................  A-21
  3.13.   Brokers or Finders..........................................  A-23
  3.14.   Opinion of Financial Advisor................................  A-23
  3.15.   Environmental...............................................  A-23
  3.16.   Labor Matters...............................................  A-25
  3.17.   Proprietary Rights..........................................  A-25
  3.18.   Insurance...................................................  A-27
  3.19.   Permits; Licenses...........................................  A-28
  3.20.   Absence of Undisclosed Liabilities..........................  A-28
  3.21.   Books and Records...........................................  A-28
  3.22.   Title to Properties; Condition of Properties................  A-28
  3.23.   Consequence of Consummation of the Merger...................  A-29
  3.24.   Product Regulatory Requirements.............................  A-29
  3.25.   Year 2000...................................................  A-29
  3.26.   Additional Representations..................................  A-30
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT..................  A-30
  4.1.    Organization, Standing and Power; Subsidiaries..............  A-30
  4.2.    Capital Structure...........................................  A-31
  4.3.    Authority; No Conflicts.....................................  A-31
  4.4.    LSE Reports and Financial Statements........................  A-32

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
                                                                        PAGE
                                                                        ----
  4.5.    Information Supplied........................................  A-33
  4.6.    Compliance with Law.........................................  A-33
  4.7.    Litigation..................................................  A-34
  4.8.    Taxes.......................................................  A-34
  4.9.    Absence of Certain Changes or Events........................  A-35
  4.10.   Vote Required...............................................  A-35
  4.11.   Certain Agreements..........................................  A-36
  4.12.   Employee Share and Other Schemes............................  A-36
  4.13.   Brokers or Finders..........................................  A-37
  4.14.   Environmental...............................................  A-37
  4.15.   Labour Matters..............................................  A-39
  4.16.   Proprietary Rights..........................................  A-39
  4.17.   Insurance...................................................  A-41
  4.18.   Permits; Licenses...........................................  A-41
  4.19.   Absence of Undisclosed Liabilities..........................  A-42
  4.20.   Books and Records...........................................  A-42
  4.21.   Title to Properties; Condition of Properties................  A-42
  4.22.   Consequence of Consummation of the Merger...................  A-43
  4.23.   Product Regulatory Requirements.............................  A-43
  4.24.   Year 2000...................................................  A-43
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF MERGER SUB...............  A-43
  5.1.    Organization and Corporate Power............................  A-43
  5.2.    Corporate Authorization.....................................  A-44
  5.3.    Non-Contravention...........................................  A-44
  5.4.    No Business Activities......................................  A-44
ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS.................  A-44
  6.1.    Covenants of the Company....................................  A-44
  6.2.    Covenants of Parent and Merger Sub..........................  A-47
  6.3.    Advice of Changes; Government Filings.......................  A-49
  6.4.    Control of Other Party's Business...........................  A-49
ARTICLE VII. ADDITIONAL AGREEMENTS....................................  A-50
  7.1.    Preparation of Form F-4 and Proxy Statement; the
          Stockholders Meetings.......................................  A-50
  7.2.    Preparation of Parent Disclosure Circular...................  A-51
  7.3.    Access to Information.......................................  A-51
  7.4.    Approvals and Consents; Cooperation.........................  A-52
  7.5.    Acquisition Proposals.......................................  A-52
  7.6.    Fees and Expenses...........................................  A-54
  7.7.    Indemnification; Directors' and Officers' Insurance.........  A-55
  7.8.    Public Announcements........................................  A-55
  7.9.    Tax and Accounting Treatment................................  A-55
  7.10.   Affiliates..................................................  A-55
  7.11.   Stock Exchange Listing......................................  A-56
  7.12.   Takeover Statutes...........................................  A-56
  7.13.   Directors and Senior Management of Parent...................  A-56
  7.14.   Patent Opinion..............................................  A-56
  7.15.   Further Assurances..........................................  A-56

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
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
ARTICLE VIII. CONDITIONS PRECEDENT....................................  A-56
  8.1.    Conditions to Each Party's Obligation to Effect the
          Merger......................................................  A-56
  8.2.    Additional Conditions to Obligations of Parent and Merger
          Sub.........................................................  A-57
  8.3.    Additional Conditions to Obligations of the Company.........  A-59
ARTICLE IX. TERMINATION AND AMENDMENT.................................  A-61
  9.1.    Termination.................................................  A-61
  9.2.    Effect of Termination.......................................  A-63
  9.3.    Certain Payments in the Event of Termination................  A-63
  9.4.    Amendment...................................................  A-65
  9.5.    Extension; Waiver...........................................  A-65
ARTICLE X. GENERAL PROVISIONS.........................................  A-65
  10.1.   Non-Survival of Representations, Warranties and Agreements;
          No Other Representations and Warranties.....................  A-65
  10.2.   Notices.....................................................  A-66
  10.3.   Interpretation..............................................  A-66
  10.4.   Counterparts................................................  A-66
  10.5.   Entire Agreement; No Third Party Beneficiaries..............  A-66
  10.6.   Governing Law...............................................  A-67
  10.7.   Severability................................................  A-67
  10.8.   Assignment..................................................  A-67
  10.9.   Enforcement; Other Remedies.................................  A-67
  10.10.  Definitions.................................................  A-67

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                           GLOSSARY OF DEFINED TERMS

                                                                  LOCATION OF
                         DEFINITION                              DEFINED TERM
                         ----------                              ------------
1990 Plan...................................................     Section 2.4(a)(i)
1997 Plan...................................................    Section 2.4(a)(ii)
Affiliate...................................................      Section 10.10(a)
Agreement...................................................              Preamble
Board of Directors..........................................      Section 10.10(b)
Break-Up Fee................................................        Section 9.3(b)
Bridge Financing............................................        Section 6.1(g)
Business Day................................................      Section 10.10(c)
Certificate of Merger.......................................           Section 1.3
Certificates................................................        Section 2.2(b)
Cleanup.....................................................    Section 3.15(g)(i)
Closing.....................................................           Section 1.2
Closing Date................................................           Section 1.2
Code........................................................              Recitals
Companies Act...............................................        Section 4.3(a)
Company.....................................................              Preamble
Company Acquisition Proposal................................        Section 7.5(a)
Company Balance Sheet.......................................          Section 3.20
Company Common Stock........................................              Recitals
Company Disclosure Schedule.................................           Article III
Company Environmental Claim.................................   Section 3.15(g)(ii)
Company Environmental Permits...............................       Section 3.15(a)
Company Licensed Proprietary Rights.........................       Section 3.17(a)
Company Options.............................................        Section 3.2(a)
Company Proprietary Rights..................................       Section 3.17(a)
Company Stock Option Plans..................................      Section 10.10(d)
Company Stockholders Meeting................................        Section 7.1(b)
Company Subsidiaries........................................        Section 3.1(b)
Company Superior Proposal...................................        Section 7.5(b)
Company Voting Debt.........................................        Section 3.2(b)
Company Warrants............................................        Section 2.4(b)
Conversion Number...........................................        Section 2.1(c)
Copyrights..................................................       Section 3.17(a)
DGCL........................................................              Recitals
Dissenting Shares...........................................           Section 2.3
Effective Time..............................................           Section 1.3
ERISA.......................................................       Section 3.12(c)
Employee Plan...............................................    Section 3.12(g)(i)
Environmental Laws..........................................  Section 3.15(g)(iii)
Exchange Act................................................        Section 3.3(c)
Exchange Agent..............................................        Section 2.2(a)
Exchange Fund...............................................        Section 2.2(a)
Expenses....................................................           Section 7.6
FDA.........................................................          Section 3.26
Financing...................................................        Section 8.1(f)

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
                                                                  LOCATION OF
                         DEFINITION                              DEFINED TERM
                         ----------                              ------------
FSA.........................................................        Section 3.5(b)
Form F-4....................................................        Section 3.5(a)
Governmental Entity.........................................        Section 3.3(c)
Harm........................................................    Section 4.14(g)(i)
Hazardous Materials.........................................   Section 3.15(g)(iv)
Hazardous Matters...........................................   Section 4.15(g)(ii)
IRS.........................................................       Section 3.12(b)
Leased Property.............................................       Section 3.22(b)
Leases......................................................       Section 3.22(b)
LSE.........................................................           Section 2.2
LSE Reports.................................................           Section 4.4
Marks.......................................................       Section 3.17(a)
Material Adverse Effect.....................................      Section 10.10(e)
Material Contracts..........................................          Section 3.11
Mazars......................................................        Section 7.1(e)
Merger......................................................              Recitals
Merger Sub..................................................              Preamble
Multiemployer Plan..........................................   Section 3.12(g)(iv)
Mutual Secrecy Agreement....................................           Section 7.3
Noon Buying Rate............................................        Section 2.2(e)
Organizational Documents....................................      Section 10.10(f)
Outside Date................................................        Section 9.1(b)
Owned Copyrights............................................       Section 3.17(f)
Owned Marks.................................................       Section 3.17(e)
Owned Patents...............................................       Section 3.17(d)
Owned Trade Secrets.........................................       Section 3.17(g)
Parent......................................................              Preamble
Parent Acquisition Proposal.................................        Section 7.5(c)
Parent Balance Sheet........................................          Section 4.19
Parent Disclosure Circular..................................        Section 3.5(b)
Parent Disclosure Schedule..................................            Article IV
Parent Environmental Laws...................................   Section 4.14(g)(iv)
Parent Environmental Permits................................       Section 4.14(a)
Parent Leases...............................................       Section 4.21(b)
Parent Licensed Proprietary Rights..........................       Section 4.16(a)
Parent Material Contracts...................................          Section 4.11
Parent Option Shares........................................        Section 2.4(a)
Parent Options..............................................        Section 4.2(a)
Parent Ordinary Shares......................................              Recitals
Parent Owned Copyrights.....................................       Section 4.16(f)
Parent Owned Marks..........................................       Section 4.16(e)
Parent Owned Patents........................................       Section 4.16(d)
Parent Owned Trade Secrets..................................       Section 4.16(g)
Parent Permits..............................................          Section 4.18
Parent Properties...........................................       Section 4.21(a)
Parent Proprietary Rights...................................       Section 4.16(a)
Parent Shareholder Meeting..................................        Section 3.5(b)

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
                                                                  LOCATION OF
                         DEFINITION                              DEFINED TERM
                         ----------                              ------------
Parent Subsidiaries.........................................        Section 4.1(b)
Parent Superior Proposal....................................        Section 7.5(e)
Parent Voting Debt..........................................        Section 4.2(b)
Parent Warrant Shares.......................................        Section 2.4(b)
Parent Warrants.............................................        Section 2.4(b)
Patent Opinion..............................................        . Section 7.14
Patents.....................................................       Section 3.17(a)
Permits.....................................................          Section 3.19
Person......................................................      Section 10.10(g)
Preferred Stock.............................................        Section 3.2(a)
Proxy Statement.............................................        Section 3.5(a)
Registrar of Companies......................................        Section 4.1(a)
Release.....................................................    Section 3.15(g)(v)
Removal.....................................................   Section 4.14(g)(vi)
Required Company Votes......................................          Section 3.10
Required Parent Votes.......................................          Section 4.10
Required Regulatory Approvals...............................        Section 8.1(d)
SEC.........................................................        Section 3.3(c)
SEC Reports.................................................           Section 3.4
Securities Act..............................................        Section 3.3(c)
Subsidiary..................................................      Section 10.10(h)
Surviving Corporation.......................................           Section 1.1
Taxation Authority..........................................        Section 4.8(e)
Taxation Statute............................................        Section 4.8(f)
Tax Returns.................................................        Section 3.8(g)
Taxes.......................................................        Section 3.8(f)
Terminating Company Breach..................................        Section 9.1(h)
Terminating Parent Breach...................................        Section 9.1(i)
The other party.............................................      Section 10.10(i)
Trade Secrets...............................................       Section 3.17(a)
U.K. GAAP...................................................              Recitals
U.S. GAAP...................................................           Section 3.4
Unexercised Option..........................................        Section 2.4(a)
Unqualified Company Representations.........................        Section 8.2(a)
Unqualified Parent Representations..........................        Section 8.3(a)
Voting Agreements...........................................              Recitals
Wallis Deed.................................................        Section 7.1(c)
Year 2000 Problem...........................................          Section 3.25

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     This AGREEMENT AND PLAN OF MERGER, dated as of May 20, 1999 (this
"Agreement"), is entered into by and among Proteus International plc, a public company incorporated under the laws of England and Wales ("Parent"), PI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Therapeutic Antibodies Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the Merger (as defined below) is in the best interests of their respective stockholders and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock, par value $.001 per share, of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Parent or by the Company and Dissenting Shares (as defined herein), will be converted into the right to receive the Conversion Number (as defined herein) of an Ordinary Share of Parent (the "Parent Ordinary Shares");

     WHEREAS, in order to effectuate the foregoing, the Company, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), will merge with and into Merger Sub (the "Merger");

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

     WHEREAS, it is intended that certain stockholders of the Company will enter into voting agreements ("Voting Agreements") with Parent concurrently herewith;

     WHEREAS, for United States federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a merger accounting transaction under U.K. generally accepted accounting principles ("U.K. GAAP").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Merger Sub at the Effective Time (as defined below). Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") in accordance with the DGCL.

     1.2. CLOSING. The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions set forth in Article VIII hereof (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or at such other place as the parties may agree.

     1.3. EFFECTIVE TIME. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such

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later time as the parties may agree and specify in the Certificate of Merger
(the time the Merger becomes effective being the "Effective Time").

     1.4. EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in this Agreement, the Certificate of Merger and the DGCL.

     1.5. CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that Article I thereof shall be amended so that the name of the Surviving Corporation shall be a name agreed upon by Parent and the Company.

     1.6. BYLAWS. At the Effective Time, the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation.

     1.7. DIRECTORS OF SURVIVING CORPORATION. Immediately following the Effective Time, the directors of the Surviving Corporation shall be Barry Riley, Arthur Rushton, Andrew Heath and James Christie.

                                  ARTICLE II.

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall remain outstanding and continue to represent fully paid and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company or by a wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Ordinary Shares or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive the Conversion Number of fully paid Parent Ordinary Shares. The "Conversion Number" shall mean 1.163, as adjusted pursuant to Section 2.1(e). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, certificates representing the Parent Ordinary Shares, and cash in lieu of fractional Parent Ordinary Shares to the extent provided in Section 2.2(c) to be issued or paid in consideration therefor upon surrender of such certificates in accordance with Section 2.2, without interest.

          (d) Dissenting Shares. All Dissenting Shares shall be handled in accordance with Section 2.3.

          (e) Adjustment of Conversion Number. In the event of any sub-division, consolidation or reclassification of any Parent Ordinary Share or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for Parent Ordinary Shares at any time during the period from the date of this Agreement to the Effective time, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.
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     2.2. EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. Immediately following the Effective Time, Parent shall deposit with a bank or trust company designated by Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Parent Ordinary Shares issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock together with amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments in lieu of fractional shares pursuant to Section 2.2(e) (such Parent Ordinary Shares and funds being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Parent Ordinary Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Ordinary Shares which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Ordinary Shares may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Parent Ordinary Shares to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole Parent Ordinary Shares, and cash in lieu of any fractional Parent Ordinary Shares to the extent provided in Section 2.2(c) as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional Parent Ordinary Shares.

          (c) Cash Payments with Respect to Unexchanged Shares. No cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
     Section 2.2(e) until the surrender of the Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole Parent Ordinary Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Ordinary Share to which such holder is entitled pursuant to Section 2.2(e).

          (d) No Further Ownership Rights in Company Common Stock. All Parent Ordinary Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (credited as fully paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.
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          (e) No Fractional Shares. No certificates or scrip representing fractional Parent Ordinary Shares shall be issued upon the surrender for exchange of Certificates. No fractional interest shall entitle the owner to vote or to any other rights of a security holder. In lieu of fractional shares, each individual or entity who would otherwise have been entitled to a fractional Parent Ordinary Share hereunder, will receive an amount in cash (without interest) in British sterling or, in the case of U.S. holders of Certificates, in U.S. dollars (calculated using the Noon Buying Rate in effect on the date the Effective Time occurs) determined by multiplying such fraction by the average of the closing mid-market prices of the Parent Ordinary Shares on the London Stock Exchange ("LSE") (as derived from the LSE Daily Official List) on each of the last five trading days immediately preceding the date on which the Effective Time occurs. For purposes of this
     Section 2.2(e), Noon Buying Rate shall mean the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Ordinary Shares and any cash in lieu of fractional Parent Ordinary Shares. In no event shall Parent be deemed to have any ownership interest in any portion of the Exchange Fund held by Parent.

          (g) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Parent Ordinary Shares or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (i) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Ordinary Shares and any cash in lieu of fractional shares to which they are entitled pursuant to this Agreement.

          (j) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, including the tax laws of the United Kingdom. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

          (k) Further Assurances. The officers and directors of the Surviving Corporation are hereby authorized, at and after the Effective Time, to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and thing to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.3. DISSENTING SHARES.

          (a) Shares of Company Common Stock held by a stockholder who has properly exercised appraisal rights with respect thereto in accordance with
     Section 262 of the DGCL (collectively, the "Dissenting

     Shares") shall not be converted into Parent Ordinary Shares. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall no longer retain any rights of a stockholder of the Company or the Surviving Corporation, except those provided under Section 262 of the DGCL.

          (b) The Company shall give Parent (i) prompt notice of any written demand under Section 262 of the DGCL with respect to any shares of Company Common Stock, any withdrawal of any such demand and any other instruments served pursuant to the DGCL and received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall cooperate with Parent concerning, and shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

     2.4. OPTIONS, WARRANTS AND CONVERTIBLE NOTES.

          (a) Company Options.

             (i) At the Effective Time, each outstanding and unexercised option ("Unexercised Option") to purchase shares of Company Common Stock pursuant to the Company's 1990 Stock Incentive Plan (the "1990 Plan") shall be converted into an option to purchase the number of Parent Ordinary Shares equal to the Conversion Number multiplied by the number of shares of Company Common Stock which could have been purchased immediately prior to the Effective Time upon the exercise of the Unexercised Option (provided that any fractional shares resulting from such conversion shall be rounded down to the nearest share) (the "Parent Option Shares") at an exercise price per Parent Option Share determined by dividing the aggregate exercise price that would have been payable upon exercising the Unexercised Option in full immediately prior to the Effective Time by the number of Parent Option Shares (provided that the exercise price per Parent Option Share shall be rounded up to the nearest whole cent). The vesting schedule and other terms of the new option shall be the same as the Unexercised Option except that all references to the Company shall be deemed to be references to Parent. The Company has taken or will take all such actions as may be required to provide for the conversion of Unexercised Options in accordance with this Section 2.4(a).

             (ii) At the Effective Time, the Company's 1997 Stock Option Plan (the "1997 Plan") shall terminate and each outstanding option to purchase a share Company Common Stock pursuant to the 1997 Plan shall terminate; provided, however, pursuant to Section 8.3 of the 1997 Plan, any holder of an option under the 1997 Plan shall have the right, immediately prior to the Effective Time, to exercise such option in whole or in part whether or not the applicable vesting requirements have been satisfied.

          (b) Company Warrants. At the Effective Time, each outstanding warrant to purchase or otherwise acquire Company Common Stock ("Company Warrants") shall cease to represent a right to purchase or otherwise acquire Company Common Stock and shall be converted into a warrant ("Parent Warrant") to acquire that number of Parent Ordinary Shares (the "Parent Warrant Shares") obtained by multiplying the number of shares of Company Common Stock which could have been purchased immediately prior to the Effective Time upon exercise of the Company Warrant by the Conversion Number. If the foregoing calculation results in a warrant being exercisable for a fraction of a Parent Ordinary Share, then the number of Parent Warrant Shares shall be rounded down to the nearest whole number. The exercise price per Parent Warrant Share of each Parent Warrant shall be determined by dividing the aggregate exercise price that would have been payable upon the exercise of the Company Warrant in full immediately prior to the Effective Time by the number of Parent Warrant Shares rounded up to the nearest cent. The other terms of the Parent Warrants shall be the same as the Company Warrants except that all references to the Company shall be deemed to be references to Parent. The Company has taken or will take all such actions as may be required to provide for the conversion of Company Warrants in accordance with this Section 2.4(b).

          (c) Convertible Notes. At the Effective Time, each of the Company's 6% Convertible Notes, Due October 1, 2000, shall be assumed automatically by, and become an obligation of, the Surviving Corporation.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

     3.1. ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not have a Material Adverse Effect on the Company. Copies of the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company heretofore delivered to Parent are accurate and complete as of the date hereof.

          (b) The only subsidiaries of the Company are those listed in the Company Disclosure Schedule (the "Company Subsidiaries"). The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries and there are no irrevocable or other proxies with respect to such shares. There are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is bound to transfer shares or issue additional shares of capital stock or other equity securities of a Company Subsidiary or options, warrants or other rights to purchase such shares or other equity securities or securities convertible into or exchangeable for such shares or equity securities. All of the shares of capital stock of each Company Subsidiary are fully paid and nonassessable and are owned by the Company or a Company Subsidiary free and clear of any claim, lien, encumbrance, restriction or agreement with respect thereto. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not have a Material Adverse Effect on the Company. Copies of the organizational documents of each Company Subsidiary, which have been heretofore delivered to Parent, are accurate and complete as of the date hereof. The Company and the Company Subsidiaries are not, and have not agreed to become, the holder or owner of any class of shares or other securities of, or any investment (whether equity, debt, loan or advance) in, any Person other than the Company Subsidiaries.

     3.2. CAPITAL STRUCTURE.

          (a) The authorized capital stock of the Company consists of 59,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the date of this Agreement, (i) 52,057,219 shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable and no other shares of Company Common Stock are outstanding or are held in the Company's treasury and (ii) no shares of Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from the Company other than 1,481,289 shares of Company Common Stock issuable upon exercise of outstanding options under the 1990 Plan, 1,102,220 shares of Company Common Stock issuable upon exercise of outstanding options under the 1997 Plan (collectively, the "Company Options") and 1,000,332 shares of Company Common Stock issuable upon exercise of outstanding Company Warrants. There are not now and at the Effective Time there will not be, any other shares of capital stock (other than shares of Company Common Stock issued upon exercise of Company Options and Company Warrants outstanding on the date hereof), or other equity securities of the Company outstanding, or any other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any Company Subsidiary is a party or may be bound, requiring the issuance, transfer or sale of, shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities. There are not now and at the Effective Time will not be any contracts, commitments, understandings or arrangements (other than Company Options or Company Warrants outstanding on the date hereof) by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities. There are not now and at the Effective Time will not be any outstanding contracts, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. The Company Disclosure Schedule sets forth, with respect to each Company Option, the grant or issue date, expiration date, vesting schedule, exercise price and holder thereof. The Company Disclosure Schedule sets forth, with respect to each Company Warrant, the number of shares of Company Common Stock subject to such Company Warrant, the exercise price and the expiration date.

          (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding.

     3.3. AUTHORITY; NO CONFLICTS.

          (a) The Company has all requisite corporate power and corporate authority to enter into and deliver this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly authorized and approved this Agreement and the transactions contemplated by this Agreement and has resolved to recommend to the Company's stockholders that they approve this Agreement and the transactions contemplated under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The delivery and performance of this Agreement by the Company and consummation by it of the transactions contemplated hereby will not (i) violate any provision of the organizational documents of the Company or any Company Subsidiary; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Company or a Company Subsidiary is party or to which either of them or any of their assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to the Company or a Company Subsidiary or by which any of their assets or properties is bound; or (iv) result in the creation of any lien or other encumbrance on the assets or properties of the Company or a Company Subsidiary, excluding from the foregoing clauses (ii), (iii) and
     (iv) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a Material Adverse Effect on the Company.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any U.K., U.S. or foreign supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "Governmental Entity"), is required to be obtained by the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) U.S. state securities or "blue sky" laws, (B) the Securities Act of 1933, as amended (the "Securities Act"), including the filing of the Form F-4 (as defined below) with the Securities and Exchange Commission ("SEC"), (C) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the filing of the Proxy Statement (as defined below), (E) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (F) rules and regulations of the LSE, and (G) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Company or impair or delay the ability of the Company to consummate the transactions contemplated hereby.

     3.4. REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC all reports, forms, definitive proxy statements and documents required to be filed by the Company with the SEC since January 1, 1997 (the "SEC Reports"). As of their respective dates, the SEC Reports (including all financial statements, exhibits and schedules thereto and documents incorporated by reference therein) complied, and all reports filed by the Company between the date of this Agreement and the Effective Time will comply, in all material respects with applicable SEC requirements and did not, or in the case of reports filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Company Subsidiaries included or incorporated by reference in the SEC Reports heretofore delivered to Parent, have been prepared from, and are in accordance with, the Company's books and records, are in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated assets, liabilities and financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments which are not, in the aggregate, material).

     3.5. INFORMATION SUPPLIED.

          (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of Parent Ordinary Shares in the Merger (the "Form F-4") will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the proxy statement related to the meeting of the Company's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (the "Proxy Statement") will, on the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or Form F-4 relating to Parent or Merger Sub or based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The

     Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (b) None of the information supplied or to be supplied by the Company for inclusion in the Class 1 Shareholder Circular (which will include listing particulars under Part IV of the Financial Services Act 1986 of the United Kingdom, as amended (the "FSA")) (the "Parent Disclosure Circular") will, on the date the Parent Disclosure Circular is first mailed to shareholders of Parent and at the time of the extraordinary general meeting of Parent shareholders (the "Parent Shareholder Meeting") to vote on approval of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.6. COMPLIANCE WITH LAW. None of the Company or the Company Subsidiaries has violated or failed to comply in any respect with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree, order or requirement of any court, applicable to its business, operations, properties and assets which violation or failure would, individually or in the aggregate with all other violations and failures, have a Material Adverse Effect on the Company. The conduct of the Company's and the Company Subsidiaries' business is in conformity with all labor, employment, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other material foreign, federal, state and local governmental and regulatory requirements applicable to its business, operations, properties and assets, except for such failures to conform which would not individually or in the aggregate have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice asserting a failure to comply with any such statute, law, ordinance, regulation, rule, judgment, decree or order.

     3.7. LITIGATION. There are no actions, suits, proceedings, arbitration, mediation or investigations pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment, writ, injunction or decree of any court or governmental or regulatory authority or body. To the best knowledge of the Company, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any material action, suit, claim, proceeding or investigation against the Company or any Company Subsidiary.

     3.8. TAXES.

          (a) Filing of Tax Returns. The Company (including, for purposes of this Section 3.8, each of its subsidiaries from time to time) has timely filed with the proper taxing or other Governmental Entities all Tax Returns (as such term is defined herein) required to be filed through the date hereof. Such Tax Returns are complete, correct and accurate in all material respects. The Company has delivered to Parent complete and accurate copies of all of the Company's federal, state and local Tax Returns filed for its taxable years ended December 31, 1995, 1996 and 1997. The Company has not filed any federal, state or local Tax Returns for its taxable year ended December 31, 1998.

          (b) Payment of Taxes. All Taxes for which the Company is shown as owing on any Tax Return for any period or portion thereof heretofore ended, have been paid, or an adequate reserve (in conformity with U.S. GAAP applied on a consistent basis and in a manner consistent with the Company's past custom and practice) has been established therefor in the Company's financial statements, and the Company has no material liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other governmental authority.

          (c) Audit History.

             (i) No deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority.

             (ii) There are no pending or, to the best of the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company, and there are no matters under discussion with any taxing or other governmental authority with respect to Taxes of the Company.

             (iii) All audits of federal, state and local returns for Taxes by the relevant taxing or other governmental authority have been completed for all periods, and the Company has made available to Parent all examination reports and statements of deficiencies assessed against or agreed to by the Company for any period.

             (iv) The Company has not been notified that any taxing or other governmental authority intends to audit a Tax Return for any other period.

             (v) No extension of a statute of limitations relating to Taxes is in effect with respect to the Company.

             (vi) The Company does not have any knowledge of any claim made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d) Tax Elections.

             (i) There are no material elections with respect to Taxes affecting the Company.

             (ii) The Company has not made an election, and is not required, to treat any asset of the Company as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable state or local income Tax or other Tax provision.

             (iii) The Company is not a party to or bound by any binding tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other person or entity.

             (iv) The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Sections 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it.

          (e) Additional Representations.

             (i) There are no liens for Taxes (other than for Taxes not yet delinquent) upon the assets of the Company.

             (ii) The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, nor has the Company or any present or former subsidiary, or any predecessor or affiliate of any of them, become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law.

             (iii) The Company has not made, requested or agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

             (iv) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount as to which a deduction may be denied under Section 162(m) or 280G of the Code.

             (v) The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal, state, local or foreign Tax purposes.

             (vi) The Company has prepared and made available to Parent all of the Company's books and working papers that clearly demonstrate the income and activities of the Company for the last full reporting period ending prior to the date hereof.

             (vii) The Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

             (viii) The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company would have been obligated to collect or withhold Taxes except for any failure to do so which would not be expected to have a Material Adverse Effect on the Company.

          (f) Definition of Taxes. For purposes of this Article III, the term "Taxes" shall mean any federal, state, local or foreign income, gross receipts, profits, occupation, franchise, capital stock, real or personal property, sales, use, registration, value added, transfer, license, commercial rent, payroll, employment, unemployment, social security, disability, withholding, alternative or add-on minimum, customs, excise, severance, stamp, environmental, estimated, or other tax of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not.

          (g) Definition of Tax Return. For purposes of this Article III, the term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since December 31, 1998, none of the following have occurred: (i) any change, event or condition (or any development involving a prospective change, event or condition) or any threat thereof, which change, event or condition has had, or is reasonably likely to have, a Material Adverse Effect on the Company;
(ii) any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business; (iii) any revaluation by the Company or any of the Company Subsidiaries of any of their assets; (iv) any damage, destruction or loss having a Material Adverse Effect on the Company; (v) any cancellation of any material debts or waiver or release of any material right or claim of the Company relating to its business activities or properties;
(vi) any declaration, setting aside or payment of dividends or distributions in respect of any shares of capital stock or any redemption, purchase or other acquisition of any securities of the Company or the Company Subsidiaries; (vii) any issuance by the Company or any Company Subsidiary of, or commitment of the Company or any Company Subsidiary to issue, any shares of stock, options, warrants or other equity securities or obligations or securities convertible into or exchangeable for shares of stock, options, warrants or other equity securities, other than upon exercise of Company Options or Company Warrants;
(viii) negotiation or execution of any material arrangement, agreement or understanding to which the Company or any Company Subsidiary is a party which cannot be terminated by it on notice of 30 days or less without cost or penalty;
(ix) the making of any loan or payment, the entering into of any arrangement, agreement or understanding or similar transaction with any Person who is an officer, director or stockholder of the Company or any Company Subsidiary, or who is an affiliate or associate of such a Person; (x) any capital expenditures other than in the ordinary course of business and consistent with past practice by the Company or any Company Subsidiary in an aggregate amount that exceeds $80,000; (xi) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any Company Subsidiary; (xii) any increase in salary, bonus, fringe benefit, severance, retention bonus or incentive or other compensation payable or to become payable to any officer, director, employee or other Person receiving compensation of any nature from the Company or any Company Subsidiary; any increase in the number of shares obtainable under, or the acceleration or creation of any rights of any Person to benefits under, any Employee Plan (as defined herein) (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement), or the entering into of any employment, consulting, severance or other employee related agreement, arrangement or understanding with the Company or any Company Subsidiary; (xiii) any delay or failure to repay when due any material obligation of the Company or any Company Subsidiary; (xiv) any notice of termination of employment by any officer or employee or resignation by any director; or (xv) any agreement by the Company or any Company Subsidiary to do any of the things described in the preceding clauses (i) through (xiv) other than as expressly provided for herein.

     3.10. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Required Company Votes") adopting this Agreement and approving the consummation of the transactions contemplated hereby is the only vote or action of the holders of any class or series of the Company capital stock necessary to consummate the transactions contemplated hereby.

     3.11. CERTAIN AGREEMENTS. The Company Disclosure Schedule lists all Material Contracts. For purposes of this Agreement, unless otherwise indicated, "Material Contracts" means all contracts of the following types to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties is bound, including real property leases, labor or employment-related agreements, and contracts relating to intellectual property: (a) joint venture and limited or general partnership agreements, shareholder agreements with respect to the Company Subsidiaries, joint ventures or partnerships or other contracts involving sharing of profits, losses, costs or liabilities, (b) mortgages, indentures, loan or credit agreements, letters of credit, reimbursement agreements, personal property leases, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit in any case in excess of $80,000, (c) other contracts which are not cancelable by the Company or any Company Subsidiary on notice of sixty (60) days or less and which require payment by the Company after the date hereof of more than $80,000 in any one calendar year, (d) material license or royalty agreements, whether the Company or any Company Subsidiary is the licensor or licensee thereunder, (e) confidentiality and non-disclosure agreements, (whether the Company or any Company Subsidiary is the beneficiary or the obligated party thereunder) other than such agreements entered into with consultants to the Company and the Company Subsidiaries or entered into in connection with possible acquisitions,
(f) contracts containing covenants limiting the freedom of the Company or any Company Subsidiary or any of their respective officers to engage in any line of business or compete with any Person that relates directly or indirectly to the Company's business, (h) indemnification agreements with respect to any acquisition or disposition of assets, securities or business, whether the Company or any Company Subsidiary is the indemnitor or indemnitee, (i) contracts currently outstanding or which have been outstanding at any time in the last three years with any Person known to be an affiliate, director, officer, employee or shareholder of the Company (other than the Company and the Company Subsidiaries), (j) any executory contract relating to any material acquisitions or dispositions of assets, securities or businesses by the Company or any Company Subsidiary, (k) any agreement with a change of control provision or with restrictions or limitations on, or consent requirements with respect to, assignments, (l) any research, development or governmental grants made by any Person to the Company or any Company Subsidiary in the last three years and (m) contracts under which the Company or any Company Subsidiary is responsible for the indebtedness or obligations of any other Person or which evidence any guaranty or surety by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have made available to Parent a true and correct copy of each Material Contract. The Company and the Company Subsidiaries are in compliance in all material respects with their respective obligations under the Material Contracts. All of the Material Contracts are in full force and effect, are valid and binding obligations of the Company and the Company Subsidiaries and enforceable in all material respects by the Company and the Company Subsidiaries in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity). To the knowledge of the Company, the other party to a Material Contract is in compliance with its material obligations thereunder.

     3.12.  EMPLOYEE BENEFIT PLANS.

          (a) The Company Disclosure Schedule lists every Employee Plan (as defined below) that has been maintained (as defined below) by the Company or any Company Subsidiary at any time during the three-year period ending at the Effective Time.

          (b) Each Employee Plan maintained by the Company or any Company Subsidiary and intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. To the best knowledge of the Company, no event or omission has occurred which would cause any such Employee Plan to lose its qualification under the applicable Code section.

          (c) Neither the Company nor any Company Subsidiary knows or has reason to know of any material failure of any party to comply with any laws applicable to the Employee Plans that have been maintained by the Company or any Company Subsidiary. With respect to any Employee Plan ever maintained by the Company or any Company Subsidiary, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company, any Company Subsidiary, Parent or Merger Sub. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Company's knowledge, threatened with respect to any Employee Plan maintained by the Company or any Company Subsidiary.

          (d) Neither the Company, nor any Company Subsidiary nor any of their Affiliates (as defined below) (i) has ever maintained any Employee Plan which has been subject to Title IV of ERISA, Section 302 of ERISA or
     Section 412 of the Code (including, but not limited to, any Multiemployer Plan (as defined below)), (ii) has ever maintained any other Multiemployer Plan, or (iii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

          (e) With respect to each Employee Plan maintained by the Company or any Company Subsidiary within the three years preceding the Effective Time, complete and correct copies of the following documents (if applicable to such Employee Plan) have previously been delivered to Parent: (i) all documents embodying or governing such Employee Plan, and any funding medium for the Employee Plan (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Plan under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Plan (or other descriptions of such Employee Plan provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Plan; (vi) any documents evidencing any loan to an Employee Plan that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Parent or Merger Sub to perform any of its responsibilities with respect to any Employee Plan subsequent to the Effective Time (including, without limitation, health care continuation requirements).

          (f) Each Employee Plan listed on the Company Disclosure Schedule may be amended, terminated, modified or otherwise revised prospectively by the Company or any Company Subsidiary as applicable, including the elimination of any and all future benefit accruals under any Employee Plan.

          (g) For purposes of this section:

             (i) "Employee Plan" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Plan funded through an organization described in Code Section 501(c)(9), each reference to such Employee Plan shall include a reference to such organization.

             (ii) An entity "maintains" or has "maintained" an Employee Plan if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Plan, or has sponsored, contributed to or been obligated to contribute to such Employee Plan, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Plan, or if such Employee Plan provides or has provided benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries, or such entity has or may incur any liability under such Employee Plan.

             (iii) For purposes of this Section 3.12, an entity is an "Affiliate" of the Company or any Company Subsidiary if it would have ever been considered a single employer with the Company or any Company Subsidiary, respectively, under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any Company Subsidiary or any of their respective subsidiaries for purposes of ERISA Section 302(d)(8)(C).

             (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements (including, but not limited to, any "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA).

     3.13. BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except The British Linen Bank Limited.

     3.14. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of The British Linen Bank Limited as of the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair, from a financial point of view, to the holders of Company Common Stock.

     3.15.  ENVIRONMENTAL.

          (a) The Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws (as defined below) (which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws (collectively, "Company Environmental Permits"), and compliance with the terms and conditions thereof), except for any noncompliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

          (b) There is no Company Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or to the knowledge of the Company, against any person or entity whose liability for any Company Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

          (c) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, omission, discharge, presence or disposal of any Hazardous Material) (as defined below) which could form the basis of any Company Environmental Claim against the Company or any Company Subsidiary, or, to the knowledge of the Company, against any person or entity whose liability for any Company Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Neither the Company nor any Company Subsidiary has, and to the knowledge of Company, no other person has Released (as defined below), placed, stored, buried or dumped Hazardous Materials on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has received notice that it is a potentially responsible party for the Cleanup (as defined below) of any property, whether or not owned or operated by the Company or any Company Subsidiary, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company.

          (e) The Company and the Company Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any Company Subsidiary pertaining to Hazardous Materials on, beneath or adjacent to the property owned or leased by the Company or any Company Subsidiary or regarding the Company's and the Company Subsidiaries' compliance with applicable Environmental Laws.

          (f) No transfers of Company Environmental Permits and no additional Company Environmental Permits will be required to permit the Company and the Company Subsidiaries or the Surviving Corporation and its subsidiaries, as the case may be, to be in full compliance all applicable Environmental Laws for the period immediately following the transactions contemplated hereby, as conducted by the Company and the Company Subsidiaries immediately prior to the date hereof.

          (g) The following terms as used in this Section 3.15 shall have the following meanings:

             (i) "Cleanup" means all actions required by governmental entities or Environmental Laws to: (1) clean-up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or Hazardous Materials in the indoor or outdoor environment.

             (ii) "Company Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, monitoring costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any Company Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

             (iii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

             (iv) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.
        sec. 300.5, or defined as such by, or regulated as such by or under any Environmental Law.

             (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     3.16. LABOR MATTERS. The Company and the Company Subsidiaries are not a party to any labor agreement with respect to their employees with any labor organization, group or association. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board or any other governmental agency, and the Company has no knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or, to the Company's knowledge, threatened against the Company or any Company Subsidiary nor is any grievance currently being asserted; and the Company and the Company Subsidiaries have not experienced a work stoppage or other labor difficulty.

     3.17.  PROPRIETARY RIGHTS.

          (a) The term "Company Proprietary Rights" includes: (i) fictitious business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively "Marks"); (ii) patents, patent applications, disclosures, and inventions and discoveries that may be patentable (collectively "Patents"); (iii) copyrights in both published works and unpublished works (collectively "Copyrights"); (iv) know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, blue prints and other similar material (collectively "Trade Secrets"); and (v) any of the foregoing licensed by the Company from third parties (the "Company Licensed Proprietary Rights") in each case, used in the Company's business.

          (b) The Company Disclosure Schedule sets forth with respect to the Company Proprietary Rights: (i) for each Patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country and (ii) all Company Licensed Proprietary Rights.

          (c) The Company Proprietary Rights are all those necessary for the operation of the Company's business as it is currently conducted and as presently contemplated, including the design, manufacture and sale of all products currently under development or in production. Except for the rights of third parties that may exist with respect to the Company Licensed Proprietary Rights, the Company is the owner of all right, title, and interest in each of the Company Proprietary Rights, free and clear of all security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party (except for payments under licenses of Company Licensed Proprietary Rights) and without infringing the rights of any third party all of the Company Proprietary Rights. To the Company's best knowledge, no employee of the Company has entered into any agreement that requires the employee to transfer, assign, or disclose information concerning his work on behalf of the Company to anyone other than the Company. No other Person (a) has notified the Company or any Company Subsidiary that it is claiming any ownership of, or right to use, any Company Proprietary Rights or (b) to the best of the Company's knowledge, has interfered with, infringed upon or otherwise come into conflict with or challenged the validity of any Company Proprietary Rights.

          (d) The Company Disclosure Schedule contains a complete and accurate list and summary description of all Patents owned by the Company ("Owned Patents"). The Company is the owner of all right, title and interest in and to each of the Owned Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; all of the issued Owned Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable; no Owned Patent material to the Company's business as conducted or proposed to be conducted has been or is now involved in any interference, reissue, reexamination, or opposition proceeding, and to the Company's best knowledge, there is no potentially interfering patent or patent application of any third party; to the Company's best knowledge, no Owned Patent is infringed or has been challenged or threatened in any way; the operation of the Company's business and any process or know-how used does not infringe any third party proprietary right of any other person or entity; and any products made, used or sold under the Owned Patents have been marked with the proper patent notice. The Company has conducted an inquiry regarding the presence of activities which might materially infringe the Owned Patents and has provided a summary of the results of such inquiry to Parent.

          (e) The Company Disclosure Schedule contains a complete and accurate list and summary description of all registered Marks owned by the Company ("Owned Marks"); the Company is the owner of all right, title and interest in and to each of the Owned Marks, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; all Owned Marks that have been registered with the USPTO are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable; no Owned Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's best knowledge, no such action is threatened with respect to any of the Owned Marks; to the Company's best knowledge, there is no potentially interfering trademark or trademark application of any third party; to the Company's best knowledge, no Owned Mark is infringed or has been challenged or threatened in any way; none of the Owned Marks used in conjunction with the Company's business infringes or, to the Company's best knowledge, is alleged to infringe any trade name, trademark, or service mark of any third party; and all products and materials containing an Owned Mark bear the proper federal registration notice where permitted by law.

          (f) The Company Disclosure Schedule contains a complete and accurate list and summary description of all material Copyrights owned by the Company ("Owned Copyrights"); the Company is the owner of all right, title and interest in and to each of the Owned Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; to the Company's best knowledge, no Owned Copyright is infringed or has been challenged or threatened in any way; the subject matter of any of the Owned Copyrights does not infringe and, to the Company's best knowledge, is not alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party; and all material works encompassed by the Owned Copyrights have been marked with proper copyright notices.

          (g) With respect to each Trade Secret relating to, or used in conjunction with, the Company's business ("Owned Trade Secrets"): the documentation relating to such Owned Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual; the Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Owned Trade Secrets; the Company has good title and an absolute (but not necessarily exclusive) right to use any Owned Trade Secret; to the Company's best knowledge, the Owned Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged or appropriated either for the benefit of any third party person or entity or to the detriment of the Company; and to the Company's best knowledge, no Owned Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          (h) The Company Disclosure Schedule lists all payments due to third parties in respect of commercial exploitation of the products currently under development by the Company. (i) The Company Disclosure Schedule lists all material licenses or rights which have been granted by the Company.

          (i) The Company Disclosure Schedule lists all material licenses or rights which have been granted by the Company.

          (j) The consummation of the Merger will not adversely affect the rights of the Company under any of the Company Proprietary Rights.

     3.18. INSURANCE. The Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of the material policies of insurance maintained by the Company and the Company Subsidiaries with respect to the products, properties, assets, operations and business of the Company and the Company Subsidiaries since 1996. All insurance coverage applicable to the Company and the Company Subsidiaries is in full force and effect, insures the Company and the Company Subsidiaries in sufficient amounts (consistent with industry standards) against all risks usually insured against by Persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by all regulations which the Company and the Company Subsidiaries are subject and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders.

     3.19. PERMITS; LICENSES. The Company and each Company Subsidiary has, and at all times has had, all material licenses, permits, authorizations, approvals and registrations required under any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency in the operation of the Company's business (collectively, "Permits") and owns or possesses such Permits free and clear of all encumbrances. The Company and each Company Subsidiary is in material compliance with all Permits and neither the Company nor any Company Subsidiary is in default or received any notice of any claim of default with respect to any such Permit. There are no proceedings, investigations or audits pending, or to the Company's knowledge, threatened against the Company or any Company Subsidiary by any governmental agency relating to any Permit. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Merger or the transactions contemplated hereby. No present or former stockholder, director, officer or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company owns, possesses or uses.

     3.20. ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (including, without limitation, all tax liabilities and liabilities for all money borrowed) which would be required to be disclosed in financial statements, including the footnotes thereto, prepared in accordance with U.S. GAAP, and which are not adequately reflected or reserved against in the Company's balance sheet as of December 31, 1998, including the footnotes thereto (the "Company Balance Sheet"), except such as have arisen in the ordinary course of business since such date. The Company has not engaged, and prior to the Effective Time will not engage, in any hedging transactions or transactions in derivative securities. The total amount borrowed by the Company and the Company Subsidiaries does not, and at the Effective Time will not, exceed any limitation on borrowing in any agreement to which the Company or any Company Subsidiary is a party.

     3.21. BOOKS AND RECORDS. The minute books and other records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The Company minute books contain in all material respects accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and committees of the board of directors of the Company, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     3.22.  TITLE TO PROPERTIES; CONDITION OF PROPERTIES.

          (a) The Company and each Company Subsidiary has good, valid and marketable title (in fee simple absolute in the case of real property) to all properties and assets used in its business, except for leased properties and assets; none of those owned properties is subject to any mortgage, deed of trust, pledge, lien, claim, charge, equity, covenant, condition, restriction easement, right-of-way or encumbrance, except (i) liens, claims, charges and encumbrances disclosed, or reserved against, in the Company Balance Sheet, (ii) liens for current taxes not yet due and payable, and (iii) minor imperfections of title not material (individually or in the aggregate) and not materially detracting from the value, or the use (either actual or intended) the Company and the Company Subsidiaries make, of the property in question. All of the buildings, fixtures, machinery and equipment owned or used by the Company and the Company Subsidiaries are in good operating condition and repair, and comply in all material respects with applicable zoning, building, fire and safety codes.

          (b) The Company Disclosure Schedule lists all leases (the "Leases") pursuant to which the Company and the Company Subsidiaries lease real property (the "Leased Property"), including without limitation a general description of the Leased Property, the terms, the applicable rent and any and all renewal options. All such Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect and no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of the Company or any Company Subsidiary. To the Company's knowledge, each Lease that terminates within two years of the date hereof and which does not provide for a renewal term, will be renewed. Except as set forth in the Company Disclosure Schedule, each Lease is fully assignable.

          (c) There are no pending, or to the knowledge of the Company, threatened condemnation proceedings with respect to the Leased Property, or pending or, or to the knowledge of the Company, threatened litigation or administrative actions relating to the Leased Property.

          (d) There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to use or occupy the Leased Property or any portion thereof or interest therein.

     3.23. CONSEQUENCE OF CONSUMMATION OF THE MERGER. The consummation of the Merger will not: (a) relieve any Person of any obligation to the Company or any Company Subsidiary (whether contractual or otherwise) or legally entitle any Person to terminate any such obligation or any right or benefit enjoyed by the Company or any Company Subsidiary or to exercise any right whether under an agreement with or otherwise in respect of the Company or any Company Subsidiary;
(b) result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity; or (c) give rise to a right of termination of any agreement for the employment of any director, officer or senior employee of the Company.

     3.24. PRODUCT REGULATORY REQUIREMENTS.

          (a) The Company and the Company Subsidiaries have not manufactured for commercial supply, marketed, sold or supplied any product which was at the time not fully compliant with (i) the requirements of all applicable laws and the laws of any territory in which any product has been placed on the market; (ii) the terms of any applicable recognized national or international product standards; and (iii) any representation or warranty (whether express or implied) given in respect of any product.

          (b) At no time has the Company or any Company Subsidiary had knowledge of or received any notice, claim, governmental enforcement action or other communication from any person alleging any defect in any product manufactured for commercial supply, marketed, sold or supplied by the Company or any Company Subsidiary or any contravention of any applicable law or standard relating to any such product.

     3.25. YEAR 2000. The Company and the Company Subsidiaries are reviewing their respective operations and those of any third parties with which the Company or any Company Subsidiary has a material relationship to evaluate the extent to which the business or operations of the Company or any Company Subsidiary will be affected by the Year 2000 Problem. As a result of such review, none of the Company or any Company Subsidiary has reason to believe, and do not believe, that the Year 2000 Problem will have a Material Adverse Effect on the Company. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     3.26. ADDITIONAL REPRESENTATIONS.

          (a) The Company has no reason to believe that it will be unable to submit a Product License Application for DigiTAb to the U.S. Food and Drug Administration ("FDA") on or before July 31, 1999.

          (b) The Company has no reason to believe that it will be unable to realize $300,000 in CroTAb revenues and $750,000 in CroTAb license fees in each of September and October 1999.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company at or prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

     4.1. ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.

          (a) Parent is a public limited company duly organized and validly existing under the laws of England and Wales and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. According to the documents on the file of Parent in the custody of the Registrar of Companies for England and Wales (the "Registrar of Companies"), Parent has been in continuous and unbroken existence since the date of its incorporation; no action is currently being taken by the Registrar of Companies for striking Parent off the register and dissolving it as defunct and Parent is not in liquidation or subject to an administrative order and no receiver or manager of Parent's properties has been appointed. Copies of the memorandum and articles of association of Parent heretofore delivered to the Company are accurate and complete as of the date hereof.

          (b) The only subsidiaries of Parent are those listed in the Parent Disclosure Schedule (the "Parent Subsidiaries"). Parent is, directly or indirectly, the legal and beneficial owner of all of the issued shares of each of the Parent Subsidiaries. There are no contracts, commitments, understandings or arrangements by which Parent or any Parent Subsidiary is bound to transfer shares or issue additional shares or other equity securities of a Parent Subsidiary or options, warrants or other rights to purchase such shares or other equity securities or securities convertible into or exchangeable for such shares or equity securities. All of the issued shares of each Parent Subsidiary are fully paid or credited as fully paid and are owned by

     Parent or a Parent Subsidiary free and clear of any claim, lien, encumbrance, restriction or agreement with respect thereto. Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Copies of the memorandum and articles of association (or equivalent organizational documents) of each Parent Subsidiary, which have been heretofore delivered to the Company, are accurate and complete as of the date hereof. Parent and the Parent Subsidiaries are not, and have not agreed to become, the holder or owner of any shares, debentures or other securities of, or any investment (whether equity, debt, loan or advance) in, any Person other than the Parent Subsidiaries.

     4.2. CAPITAL STRUCTURE.

          (a) The authorized equity share capital of Parent consists of 100,000,000 Parent Ordinary Shares of 2p each. As of the date of this Agreement, 73,999,954 Parent Ordinary Shares are issued and fully paid or credited as fully paid. The Parent Ordinary Shares to be issued in the Merger will, when issued in accordance with the terms of this Agreement, be duly and validly issued and will rank pari passu with all other issued Ordinary Shares in the capital of Parent. All issued Parent Ordinary Shares have been duly authorized and validly issued, and are fully paid or credited as fully paid. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire shares in Parent other than 2,762,050 Parent Ordinary Shares issuable upon exercise of outstanding options to acquire Parent Ordinary Shares ("Parent Options"). There are not now and at the Effective Time there will not be, any other shares (other than Parent Ordinary Shares issued upon exercise of Parent Options outstanding on the date hereof or allotted pursuant to this Agreement and the Financing (as defined herein)), or other equity securities of Parent outstanding, or any other outstanding options, warrants, rights to subscribe to (including any pre-emptive rights), calls or commitments of any character whatsoever to which Parent or any Parent Subsidiary is a party or may be bound, requiring the issuance, transfer or sale of, shares or other equity securities of Parent or securities or rights convertible into or exchangeable for such shares or other equity securities. There are not now and at the Effective Time will not be any contracts, commitments, understandings or arrangements (other than Parent Options outstanding on the date hereof or as contemplated by this Agreement and the Financing) by which Parent is or may become bound to issue additional shares or other equity securities or options, warrants or rights to purchase or acquire any additional shares or other equity securities or securities convertible into or exchangeable for such shares or other equity securities. There are not now and at the Effective Time will not be any outstanding contracts, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire any shares of Parent. The Parent Disclosure Schedule sets forth, with respect to each Parent Option, the grant or issue date, expiration date, vesting schedule, exercise price and holder thereof.

          (b) No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which shareholders may vote ("Parent Voting Debt") are issued or outstanding.

     4.3. AUTHORITY; NO CONFLICTS.

          (a) Parent has all requisite corporate power and corporate authority to enter into and deliver this Agreement and, subject to the adoption of this Agreement and approval of the Merger by the requisite vote of the holders of Parent Ordinary Shares, the creation and issue of a sufficient amount of authorized ordinary share capital of Parent, the granting of authority pursuant to Section 80 of the Companies Act 1985 ("Companies Act"), the disapplication of Section 89 of the Companies Act and the satisfaction of the conditions of this Agreement, to consummate the transactions contemplated hereby. The Board of Directors of Parent has duly authorized and approved this Agreement and the transactions contemplated by this Agreement and has resolved to recommend to Parent's shareholders that they approve this Agreement and the transactions contemplated under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject to the approval of the shareholders of Parent of the Merger and this Agreement, the creation and issue of a sufficient amount of authorized ordinary share capital of Parent, the disapplication of Section 89 of the Companies Act and the granting of authority pursuant to Section 80 Companies Act. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The delivery and performance of this Agreement by Parent and consummation by it of the transactions contemplated hereby will not (i) violate any provision of the articles of association of Parent; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Parent or any Parent Subsidiary is party or to which either of them or any of their assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Parent or any Parent Subsidiary or by which any of their assets or properties is bound; or (iv) result in the creation of any lien or other encumbrance on the assets or properties of Parent or any Parent Subsidiary, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not have a Material Adverse Effect on Parent.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by Parent or any Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (x) those required under or in relation to (A) U.S. state securities or "blue sky" laws, (B) the Securities Act, including the filing of the Form F-4 (C) the Exchange Act, including the filing of the Proxy Statement (E) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (F) rules and regulations of the LSE, and (G) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or impair or delay the ability of Parent to consummate the transactions contemplated hereby.

     4.4. LSE REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1997, Parent has, and all Parent Subsidiaries organized under the laws of England and Wales have, filed in a timely manner with the LSE all documents and announcements required to be filed by it pursuant to the rules of the LSE and the Financial Services Act 1986 (the "LSE Reports"). As of their respective dates, the LSE Reports (including all financial statements, exhibits, and schedules thereto) complied, and all documents to be filed by Parent with the LSE between the date of this Agreement and the Effective Time will comply, in all material respects with applicable LSE requirements and did not, or in the case of reports filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the Parent Subsidiaries for each of the three years ended March 31, 1999, have been prepared from, and are in accordance with, Parent's books and records, are in accordance with U.K. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and give a true and fair view of the consolidated assets, liabilities and financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments which are not, in the aggregate, material).

     4.5. INFORMATION SUPPLIED.

          (a) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form F-4 will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, on the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form F-4 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement or Form F-4 relating to the Company or based on information supplied by the Company for inclusion or incorporation by reference therein.

          (b) None of the information supplied or to be supplied by Parent for inclusion in the Parent Disclosure Circular will, on the date the Parent Disclosure Circular is first mailed to shareholders of Parent and at the time of the Parent Shareholder Meeting to vote on approval of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent Disclosure Circular will, in accordance with the requirements of Section 146 of the FSA, contain all such information as investors and their professional advisors would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of Parent and the rights attaching to the Parent Ordinary Shares, having regard to the matters specified in Section 146(3) of the FSA. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements to be made or incorporated by reference in the Parent Disclosure Circular relating to the Company or based on information supplied by the Company for inclusion or incorporation by reference therein.

     4.6. COMPLIANCE WITH LAW. None of Parent or the Parent Subsidiaries has violated or failed to comply in any respect with any statute, law, ordinance, regulation, rule or order of any governmental department or agency, or any judgment, decree, order or requirement of any court, applicable to its business, operations, properties and assets which violation or failure would, individually or in the aggregate with all other violations and failures, have a Material Adverse Effect on Parent. The conduct of Parent's and the Parent Subsidiaries' business is in conformity with all labour, employment, energy, public utility, planning, building regulations, health and safety and environmental requirements and all other material governmental and regulatory requirements applicable to its business, operations, properties and assets, except for such failures to conform which would not individually or in the aggregate have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has received any notice asserting a failure to comply with any such statute, law, ordinance, regulation, rule, judgment, decree or order.

     4.7. LITIGATION. There are no actions, suits, proceedings, arbitration, mediation or investigations pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, nor is Parent or any Parent Subsidiary subject to any order, judgment, writ, injunction or decree of any court or governmental or regulatory authority or body. To the best knowledge of Parent, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any material action, suit, claim, proceeding or investigation against Parent or any Parent Subsidiary.

     4.8. TAXES.

          (a) Filing of Tax Returns. Parent (including, for purposes of this
     Section 4.8, each of its subsidiaries from time to time) has timely filed with the proper Taxation Authority (as such term is defined herein) all Tax Returns required to be filed through the date hereof. Such Tax Returns are complete, correct and accurate in all material respects. Parent has delivered to the Company complete and accurate copies of all of Parent's Tax Returns filed for its taxable years ended December 31, 1996, 1997 and 1998.

          (b) Payment of Taxes. All Taxes for which Parent is liable to pay for any period or portion thereof heretofore ended, have been paid, or proper provision shall have been made in conformity with U.K.

     GAAP applied on a consistent basis and in a manner consistent with Parent's past custom and practice has been established therefor in Parent's financial statements, and Parent has no material liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Parent has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Taxation Authority.

          (c) Audit History.

             (i) All notices, returns, computations and registrations of Parent for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or to the knowledge of Parent is likely to be, the subject of any dispute with any Taxation Authority.

             (ii) Parent has not within the period of seven years ending on the date of this Agreement paid or become liable to pay any penalty, fine, surcharge or interest charged by virtue of the provisions of the Taxes Management Act 1970 or any other Taxation Statute.

             (iii) Parent has not been subject to any audit, investigation, discovery or access order by any Taxation Authority and, to the knowledge of Parent, there are no circumstances existing which make it likely that an audit, investigation, discovery or access order will be made other than on a routine basis.

          (d) Definition of Taxes or Taxation. For purposes of this Section 4.8, the term "Taxes" or "Taxation" shall mean all forms of taxation including any charge, tax, national insurance and social security liabilities, duty, levy, impost, withholding or liability wherever chargeable whether of the United Kingdom or any other jurisdiction; and any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation in connection therewith.

          (e) Definition of Taxation Authority. For purposes of this Section 4.8, the term "Taxation Authority" shall mean the Inland Revenue, Customs & Excise, the Department of Social Security, the Contributions Agency and any other governmental or other authority whatsoever competent to impose any Taxation, whether in the United Kingdom or elsewhere.

          (f) Definition of Taxation Statute. For purposes of this Section 4.8, the term "Taxation Statute" shall mean any directive, statute, enactment, law, or regulation or similar measure, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation and shall include orders, regulations, instruments, bye-laws or other subordinate legislation made under the relevant statute or statutory provision and any such measure which amends, extends, consolidates or replaces, or which has been amended, extended, consolidated or replaced by, any such measure.

          (g) Definition of Tax Return. For purposes of this Article IV, "Tax Return" shall mean all notices, returns, computations and registrations of Parent for the purposes of Taxation.

     4.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since March 31, 1999, none of the following have occurred: (i) any change, event or condition (or any development involving a prospective change, event or condition) or any threat thereof shall have occurred or be threatened, which change, event or condition has had, or is reasonably likely to have, a Material Adverse Effect on Parent; (ii) any change in accounting methods, principles or practices by Parent affecting its assets, liabilities or business;
(iii) any revaluation by Parent or any of the Parent Subsidiaries of any of their assets, (iv) any damage, destruction or loss having a Material Adverse Effect on Parent; (v) any cancellation of any material debts or waiver or release of any material right or claim of Parent relating to its business activities or properties; (vi) any declaration, setting aside or payment of dividends or distributions in respect of any shares or any redemption, purchase or other acquisition of any securities of Parent or the Parent Subsidiaries;
(vii) any issuance by Parent or any Parent Subsidiary of, or commitment of Parent or any Parent Subsidiary to issue, any shares, options, warrants or other equity securities or obligations or securities convertible into or exchangeable for shares, options, warrants or other equity securities, other than upon exercise of share options in Parent or in any of the Parent Subsidiaries; (viii) negotiation or execution of any material arrangement, agreement or understanding to which Parent or any Parent Subsidiary is a party which cannot be terminated by it on notice of 30 days or less without cost or penalty; (ix) the making of any loan or payment, the entering into of any arrangement, agreement or understanding or similar transaction with any Person who is an officer, director or shareholder of Parent or any Parent Subsidiary, or who is an affiliate or associate of such a Person; (x) any capital expenditures other than in the ordinary course of business and consistent with past practice by Parent or any Parent Subsidiary in an aggregate amount that exceeds $80,000; (xi) any entering into of any scheme of arrangement or any arrangement providing for the winding up liquidation, administration, dissolution, merger, consolidation or other reorganization of Parent or any Parent Subsidiary; (xii) any increase in salary, bonus, emoluments, benefits, severance, bonus or incentive or other compensation payable or to become payable to any officer, director, employee or other Person receiving compensation of any nature from Parent or any Parent Subsidiary; any increase in the number of shares obtainable under, or the acceleration or creation of any rights of any Person to benefits under, any employee share option scheme operated by Parent (including, without limitation, the acceleration of the vesting or exercisability of any share options, the acceleration of the accrual or vesting of any benefits under any pension scheme operated by Parent or the acceleration or creation of any rights under any severance, parachute or change in control agreement), or the entering into of any employment, consulting, severance or other employee related agreement, arrangement or understanding with Parent or any Parent Subsidiary; (xiii) any delay or failure to repay when due any material obligation of Parent or any Parent Subsidiary; (xiv) any notice of termination of employment by any officer or employee or resignation by any director; or (xv) any agreement by Parent or any Parent Subsidiary to do any of the things described in the preceding clauses
(i) through (xiv) other than as expressly provided for herein.

     4.10. VOTE REQUIRED. The passing of (A) ordinary resolutions of Parent to
(i) approve this Agreement and the Merger, (ii) increase the authorized share capital of Parent and (iii) authorize the Board of Directors of Parent pursuant to Section 80 of the Companies Act to allot Parent Ordinary Shares pursuant to this Agreement and pursuant to the Financing (as defined herein) and (B) a special resolution of Parent disapplying the statutory pre-emption rights of
Section 89 of the Companies Act in respect of Parent Ordinary Shares to be allotted pursuant to the Financing are the only actions of the holders of the Parent Ordinary Shares necessary for the consummation of the transactions contemplated hereby (the "Required Parent Votes").

     4.11. CERTAIN AGREEMENTS. The Parent Disclosure Schedule lists all Parent Material Contracts. For the purposes of this Section 4.11, unless otherwise indicated, "Parent Material Contracts" means all contracts of the following types to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their respective properties is bound, including real property leases, labour or employment-related agreements, and contracts relating to intellectual property: (a) joint venture and limited or general partnership agreements, shareholder agreements with respect to the Parent Subsidiaries, joint ventures or partnerships or other contracts involving sharing of profits, losses, costs or liabilities, (b) mortgages, indentures, loan or credit agreements, letters of credit, reimbursement agreements, personal property leases, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit in any case in excess of $80,000, (c) other contracts which are not cancelable by Parent or any Parent Subsidiary on notice of sixty (60) days or less and which require payment by Parent after the date hereof of more than $80,000 in any one calendar year, (d) material license or royalty agreements, whether Parent or any Parent Subsidiary is the licensor or licensee thereunder, (e) confidentiality and non-disclosure agreements (whether Parent or any Parent Subsidiary is the beneficiary or the obligated party thereunder) other than such agreements entered into with consultants to Parent and the Parent Subsidiaries or entered into in connection with possible acquisitions, (f) contracts containing covenants limiting the freedom of Parent or any Parent Subsidiary or any of their respective officers to engage in any line of business or compete with any Person that relates directly or indirectly to Parent's business, (h) indemnification agreements with respect to any acquisition or disposition of assets, securities or business, whether Parent or any Parent Subsidiary is the indemnitor or indemnitee, (i) contracts currently outstanding or which have been outstanding at any time in the last three years with any Person known to be an affiliate, director, officer, employee or shareholder of Parent (other than Parent and the Parent Subsidiaries), (j) any executory contract relating to any material acquisitions or dispositions of assets, securities or businesses by Parent or any Parent Subsidiary, (k) any agreement with a change of control provision or with restrictions or limitations on, or consent requirements with respect to, assignments, (l) any research or development grants made by any Person to Parent or any Parent Subsidiary in the last three years and (m) contracts under which Parent or any Parent Subsidiary is responsible for the indebtedness or obligations of any other Person or which evidence any guaranty or surety by Parent or any Parent Subsidiary. Parent and the Parent Subsidiaries have made available to the Company a true and correct copy of each Parent Material Contract. Parent and the Parent Subsidiaries are in compliance in all material respects with their respective obligations under the Parent Material Contracts. All of the Parent Material Contracts are in full force and effect, are valid and binding obligations of Parent and the Parent Subsidiaries and enforceable in all material respects by Parent and the Parent Subsidiaries in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity. To the knowledge of Parent, the other party to a Parent Material Contract is in compliance with its material obligations thereunder.

     4.12. EMPLOYEE SHARE AND OTHER SCHEMES.

          (a) The Parent Disclosure Schedule lists all schemes and arrangements that exist for the provision of pension or other benefits for employees of Parent. Each pension scheme (i) is either approved by the Board of Inland Revenue for purposes of Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988 or is the scheme under which the benefits provided or to be provided are consistent with the approval of the scheme by the Board of Inland Revenue for such purposes and is a scheme in respect of which an application for such approval has been made and has not been withdrawn or refused and the Board of Inland Revenue have not given notice to the applicant that it believes the application has been dropped, (ii) is established under irrevocable trusts and (iii) has been administered in accordance with all applicable laws, regulations and requirements of any competent governmental body or regulatory authority and the trust and rules of each pension scheme.

          (b) No claim has been made or litigation commenced against the trustees or administrator of any pension scheme against Parent. To Parent's best knowledge, there are no circumstances which may give rise to any such claim or litigation.

     4.13. BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, except WestLB Panmure Limited and Deloitte & Touche.

     4.14. ENVIRONMENTAL.

          (a) Parent and the Parent Subsidiaries are in compliance with all applicable Parent Environmental Laws (as defined below) (which compliance includes, but is not limited to, the possession by Parent and the Parent Subsidiaries of all permits and other governmental authorizations required under applicable Parent Environmental Laws (collectively, "Parent Environmental Permits"), and compliance with the terms and conditions thereof), except for any non-compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Parent is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

          (b) There is no Parent Environmental Claim (as defined below) pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or to the knowledge of Parent, against any person or entity whose liability for any Parent Environmental Claim Parent or any Parent Subsidiary has retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

          (c) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, omission, discharge, presence or disposal of any Hazardous Matter) (as defined below) which could form the basis of any Parent Environmental Claim against

     Parent or any Parent Subsidiary, or, to the knowledge of Parent, against any person or entity whose liability for any Parent Environmental Claim Parent or any Parent Subsidiary has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

          (d) Neither Parent nor any Parent Subsidiary has, and to the knowledge of Parent, no other person has Released (as defined in Section 4.14(g)(v)), placed, stored, buried or dumped Hazardous Matter on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by Parent or any Parent Subsidiary and neither Parent nor any Parent Subsidiary has received notice that it may be liable for the Removal (as defined below) of any property, whether or not owned or operated by Parent or any Parent Subsidiary, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

          (e) Parent and the Parent Subsidiaries have delivered or otherwise made available for inspection to the Company true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Parent or any Parent Subsidiary pertaining to Hazardous Matter on, beneath or adjacent to the property owned or leased by Parent or any Parent Subsidiary or regarding Parent's and the Parent Subsidiaries' compliance with applicable Environmental Laws.

          (f) No transfers of Parent Environmental Permits and no additional Parent Environmental Permits or other governmental authorizations under Parent Environmental Laws, will be required to permit Parent and the Parent Subsidiaries or the Surviving Corporation and its subsidiaries, as the case may be, to be in full compliance all applicable Parent Environmental Laws for the period immediately following the transactions contemplated hereby, as conducted by Parent and the Parent Subsidiaries immediately prior to the date hereof.

          (g) The following terms as used in this Section 4.14 shall have the following meanings:

             (i) "Harm" means material harm or damage to, or other interference with, the environment and includes any detrimental effects on the health of living organisms or other interference with the ecosystems of which they form part and, in the case of man, includes offense caused to any of his senses or harm or damage to his property;

             (ii) "Hazardous Matter" means any and all matter (whether alone or in combination with other matter) including electricity, heat, vibration, noise or other vibration which may or is liable to cause Harm.

             (iii) "Parent Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, monitoring costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release (as defined in Section 4.14(g)(v)) into the indoor or outdoor environment, of any Hazardous Matter at any location, whether or not owned or operated by Parent or any Parent Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

             (iv) "Parent Environmental Laws" means all international, European Union, U.K., federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, Section 57 of and Schedule 22 to the U.K. Environment Act 1995 and the guidance and regulations adopted thereunder, and laws relating to Releases (as defined in Section 4.14(g)(v)) or threatened Releases (as defined in Section 4.15(g)(v)) of Hazardous Matter into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release (as defined in Section 4.15(g)(v)), disposal, transport or handling of Hazardous Matter and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Matter.

             (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Matter through or in the air, soil, surface water, groundwater or property.

             (vi) "Removal" means all actions required by governmental entities or Environmental Laws to: (1) clean-up, remove, treat or remediate Hazardous Matter in the indoor or outdoor environment; (2) prevent the Release (as defined in Section 4.14(g)(v)) of Hazardous Matter so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or Hazardous Matter in the indoor or outdoor environment.

     4.15. LABOUR MATTERS.

          (a) Parent and the Parent Subsidiaries are not a party to any agreement or arrangement with or commitment to any trade unions or staff association nor are any of its employees members of any trade union or staff association.

          (b) Parent and the Parent Subsidiaries have in relation to each of its employees (and so far as relevant to each of its former employees) complied with:

             (i) all material obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employment of any persons and all relevant orders and awards made thereunder and has maintained current, adequate and suitable records regarding the service, terms and conditions of employment of each of its employees; and

             (ii) all material collective agreements, recognition agreements and customs and practices for the time being affecting its employees or their conditions of service.

          (c) No material dispute exists between Parent and the Parent Subsidiaries and a material number or category of its employees or any trade union(s) and there are no wage or other claims outstanding against Parent and the Parent Subsidiaries by any person who is now or has been a director, officer or employee of Parent and the Parent Subsidiaries.

          (d) Parent and the Parent Subsidiaries have not had during the last three years any strike, work stoppages, slow-down or work-to-rule by its employees or lock-out, nor, to Parent's knowledge, is any anticipated, which has caused, or is likely to cause Parent and the Parent Subsidiaries to be materially incapable of carrying on their business in the normal and ordinary course.

     4.16. PROPRIETARY RIGHTS.

          (a) The term "Parent Proprietary Rights" includes Marks, Patents, Copyrights, Trade Secrets and any of the foregoing licensed by Parent from third parties (the "Parent Licensed Proprietary Rights") in each case, used in Parent's business.

          (b) The Parent Disclosure Schedule sets forth with respect to Parent Proprietary Rights: (i) for each Patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country and (ii) all Parent Licensed Proprietary Rights.

          (c) The Parent Proprietary Rights are all those necessary for the operation of Parent's business as it is currently conducted and as presently contemplated, including the design, manufacture and sale of all products currently under development or in production. Except for rights of third parties that may exist with respect to the Parent Licensed Proprietary Rights, Parent is the owner of all right, title, and interest in each of the Parent Proprietary Rights, free and clear of all security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party (except for payments under licenses of Parent Licensed Proprietary Rights) and without infringing the rights of any third party all of the Parent Proprietary Rights. To Parent's best knowledge, no employee of Parent has entered into any agreement that requires the employee to transfer, assign, or disclose information concerning his work on behalf of Parent to anyone other than Parent. No other Person (a) has notified Parent or any Parent Subsidiary that it is claiming any ownership of, or right to use, any such Parent Proprietary Rights or (b) to the best of Parent's knowledge, has interfered with, infringed upon or otherwise come into conflict with or challenged the validity of any such Parent Proprietary Rights.

          (d) The Parent Disclosure Schedule contains a complete and accurate list and summary description of all Patents owned by Parent ("Parent Owned Patents"). Parent is the owner of all right, title and interest in and to each of the Parent Owned Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; all of the issued Parent Owned Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable; no Parent Owned Patent material to Parent's business as conducted or proposed to be conducted has been or is now involved in any interference, reissue, reexamination, or opposition proceeding, and to Parent's best knowledge, there is no potentially interfering patent or patent application of any third party; to Parent's best knowledge, no Parent Owned Patent is infringed or has been challenged or threatened in any way; the operation of Parent's business and any process or know-how used does not infringe any third party proprietary right of any other person or entity; and any products made, used or sold under the Parent Owned Patents have been marked with the proper patent notice. Parent has conducted an inquiry regarding the presence of activities which might materially infringe the Parent Owned Patents and has provided a summary of the results of such inquiry to the Company.

          (e) Parent Disclosure Schedule contains a complete and accurate list and summary description of all registered Marks owned by Parent ("Parent Owned Marks"); Parent is the owner of all right, title and interest in and to each of the Parent Owned Marks, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; all Parent Owned Marks that have been registered with the appropriate authority are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable; no Parent Owned Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Parent's best knowledge, no such action is threatened with respect to any of the Parent Owned Marks; to Parent's best knowledge, there is no potentially interfering trademark or trademark application of any third party; to Parent's best knowledge, no Parent Owned Mark is infringed or has been challenged or threatened in any way; none of the Parent Owned Marks used in conjunction with Parent's business infringes or is alleged to infringe any trade name, trademark, or service mark of any third party; and all products and materials containing a Parent Owned Mark bear the proper federal registration notice where permitted by law.

          (f) Parent is the owner of all right, title and interest in and to all material Copyrights owned by Parent (the "Parent Owned Copyrights") free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; to Parent's best knowledge, no Parent Owned Copyright is infringed or has been challenged or threatened in any way; the subject matter of any of the Parent Owned Copyrights does not infringe and is not alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party; and all material works encompassed by the Parent Owned Copyrights have been marked with proper copyright notices.

          (g) With respect to each Trade Secret relating to, or used in conjunction with, the Parent's business ("Parent Owned Trade Secrets"): the documentation relating to such Parent Owned Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual; Parent has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Parent Owned Trade Secrets; Parent has good title and an absolute (but not necessarily exclusive) right to use any Parent Owned Trade Secret; to Parent's best knowledge, the Parent Owned Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged or appropriated either for the benefit of any third party person or entity or to the detriment of Parent; and to Parent's best knowledge, no Parent Owned Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          (h) The Parent Disclosure Schedule lists all payments due to third parties in respect of commercial exploitation of the products currently under development by Parent.

          (i) The Parent Disclosure Schedule lists all material licenses or rights which have been granted by Parent.

          (j) The consummation of the Merger will not adversely affect the rights of Parent under any of the Parent Proprietary Rights.

     4.17. INSURANCE. The Parent Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of the material policies of insurance maintained by Parent and the Parent Subsidiaries with respect to the products, properties, assets, operations and business of Parent and the Parent Subsidiaries since 1996. All insurance coverage applicable to Parent and the Parent Subsidiaries is in full force and effect, insures Parent and the Parent Subsidiaries in sufficient amounts (consistent with industry standards) against all risks usually insured against by Persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by all regulations which Parent and the Parent Subsidiaries are subject and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders.

     4.18. PERMITS; LICENSES. Parent and each Parent Subsidiary has, and at all times has had, all material licenses (including statutory licenses), permits, consents and authorities (public and private) required under any statute, law, ordinance, regulation, rule or order of any foreign, local government or any other governmental department or agency in the operation of the business (collectively, "Parent Permits") and owns or possesses such Parent Permits free and clear of all encumbrances. Parent and each Parent Subsidiary is in material compliance with all Parent Permits and neither Parent nor any Parent Subsidiary is in default or received any notice of any claim of default with respect to any such Parent Permit. There are no proceedings, investigations or audits pending, or to Parent's knowledge, threatened against Parent or any Parent Subsidiary by any governmental agency relating to any Parent Permit. All such Parent Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Merger or the transactions contemplated hereby. No present or former shareholder, director, officer or employee of Parent or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Parent Permit which Parent owns, possesses or uses.

     4.19. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Parent nor any Parent Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (including, without limitation, all tax liabilities and liabilities for all money borrowed) which would be required to be disclosed in financial statements, including the footnotes thereto, prepared in accordance with U.K. GAAP, and which are not or will not be adequately reflected or reserved against in Parent's balance sheet as of March 31, 1999, including the footnotes thereto (the "Parent Balance Sheet"), except such as have arisen in the ordinary course of business since such date. Parent has not engaged, and prior to the Effective Time will not engage, in any hedging transactions or transactions in derivative securities. The total amount borrowed by Parent and the Parent Subsidiaries does not, and at the Effective Time will not, exceed any limitation on borrowing in any agreement to which Parent or any Parent Subsidiary is a party.

     4.20. BOOKS AND RECORDS.

          (a) The statutory books (including all registers and minute books) of Parent and the Parent Subsidiaries have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books, and no written notice or allegation that any of them is incorrect or should be rectified has been received.

          (b) Parent has complied with the provisions of the Companies Acts 1985 and 1989 and all returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or to any other authority whatsoever by Parent have been correctly and properly prepared and so filed or delivered.

     4.21. TITLE TO PROPERTIES; CONDITION OF PROPERTIES.

          (a) The properties listed on the Parent Disclosure Schedule comprise all the freehold and leasehold land owned, used or occupied by Parent in its business (the "Parent Properties"). Parent has good, valid and marketable title to the Parent Properties which title is freehold or leasehold as indicated the Parent Disclosure Schedule and Parent is solely legally and beneficially entitled to the Parent Properties for an unencumbered estate in possession, except for (i) liens, claims, charges and encumbrances disclosed, or reserved against, in the Parent Balance Sheet, (ii) liens for current taxes not yet due and payable, and (iii) minor imperfections of title not material (individually or in the aggregate) and not materially detracting from the value, or the use (either actual or intended) Parent and the Parent Subsidiaries make, of the property in question. All of the buildings, fixtures, machinery and equipment owned or used by Parent and the Parent Subsidiaries are in good operating condition and repair, and comply in all material respects with applicable planning, building, fire and safety codes.

          (b) Each of the Parent Properties which is a leasehold is held under a lease (the "Parent Leases") described in the Parent Disclosure Schedule. All such Parent Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect and no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Parent or any Parent Subsidiary. To Parent's knowledge, each Parent Lease that terminates within two years of the date hereof and which does not provide for a renewal term, will be renewed.

          (c) There are no pending, or to the knowledge of Parent, threatened proceedings with respect to the Parent Properties, or pending or, or to the knowledge of Parent, threatened litigation or administrative actions relating to the Parent Properties.

          (d) There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to use or occupy the property subject to the Parent Leases or any portion thereof or interest therein.

     4.22. CONSEQUENCE OF CONSUMMATION OF THE MERGER. The consummation of the Merger will not: (a) relieve any Person of any obligation to Parent or any Parent Subsidiary (whether contractual or otherwise) or legally entitle any Person to terminate any such obligation or any right or benefit enjoyed by Parent or any Parent Subsidiary or to exercise any right whether under an agreement with or otherwise in respect of Parent or any Parent Subsidiary; (b) result in any present or future indebtedness of Parent becoming due and payable or capable of being declared due and payable prior to its stated maturity; or
(c) give rise to a right of termination of any agreement for the employment of any director, officer or senior employee of Parent.

     4.23. PRODUCT REGULATORY REQUIREMENTS.

          (a) Parent and the Parent Subsidiaries have not manufactured for commercial supply, marketed, sold or supplied any product which was at the time not fully compliant with (i) the requirements of all applicable laws and the laws of any territory in which any product has been placed on the market; (ii) the terms of any applicable recognized national or international product standards; and (iii) any representation or warranty (whether express or implied) given in respect of any product.

          (b) At no time has Parent or any Parent Subsidiary had knowledge of or received any notice, claim, governmental enforcement action or other communication from any person alleging any defect in any product manufactured for commercial supply, marketed, sold or supplied by Parent or any Parent Subsidiary or any contravention of any applicable law or standard relating to any such product.

     4.24. YEAR 2000. Parent and the Parent Subsidiaries are reviewing their respective operations and those of any third parties with which Parent or any Parent Subsidiary has a material relationship to evaluate the extent to which the business or operations of Parent or any Parent Subsidiary will be affected by the Year 2000 Problem. As a result of such review, none of Parent or any Parent Subsidiary has reason to believe, and do not believe, that the Year 2000 Problem will have a Material Adverse Effect on Parent.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     5.1. ORGANIZATION AND CORPORATE POWER. Merger Sub is corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Copies of the Certificate of Incorporation and Bylaws of Merger Sub heretofore delivered to the Company are accurate and complete as of the date hereof.

     5.2. CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3. NON-CONTRAVENTION. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the Certificate of Incorporation or Bylaws of Merger Sub.

     5.4. NO BUSINESS ACTIVITIES. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE VI.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1. COVENANTS OF THE COMPANY. The Company covenants and agrees that during the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

          (a) Ordinary Course of Business. The business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practices.

          (b) Preservation of Organization. The Company shall use its reasonable best efforts to maintain and preserve its business organization, present relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries, assets, employees, regulatory licenses and approvals and advantageous business relationships. Neither the Company nor any Company Subsidiary shall, directly or indirectly, amend or propose to amend its organizational documents.

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

          (c) Capitalization Changes. Neither the Company nor any Company Subsidiary shall directly or indirectly (i) issue, sell, transfer, pledge, dispose of or encumber, or authorize, or propose or agree to the issuance, sale, pledge, transfer, disposition or encumbrance of, any capital stock of the Company (except for shares issuable upon exercise of Company Options or Company Warrants outstanding on the date hereof) or any Company Subsidiary;
     (ii) issue, sell, pledge, transfer or dispose of, or authorize, propose or agree to the issuance, sale, pledge, transfer or disposition of any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any shares of, any capital stock of any class or any other equity securities of the Company or any Company Subsidiary; (iii) authorize, recommend or propose any change in its capitalization; or (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any company Subsidiary (other than the Merger).

          (d) Sale of Assets. Neither the Company nor any Company Subsidiary shall directly or indirectly (i) except in the ordinary course of business and consistent with past practices, sell, pledge, transfer, lease, sell and leaseback, assign, license, dispose of or encumber any assets of the Company or of any Company Subsidiary (including without limitation, any indebtedness owed to them or any claims held by them) or (ii) whether or not in the ordinary course of business, sell, pledge, transfer, lease, sell and leaseback, assign, license (other than the license of Company Proprietary Rights in the ordinary course of business), dispose of or encumber any material assets of the Company or any Company Subsidiary; provided, however, that (a) the Company may sell its Gernos farm and its contract antisera manufacturing business conducted at its Welsh facilities to John Landon, M.D., on the terms set forth in Section 6.1(d) of the Company Disclosure Schedule prior to the Effective Time, and (b) in connection with the Bridge Financing (as defined below), the Company may pledge or grant to the lender(s) a security interest in certain of the Company's or the Company Subsidiaries' assets, including the assets comprising the Company's manufacturing facilities in Llandysul, Dyfed, Wales. Parent and the Company acknowledge that the Company is contemplating the sale or sale and leaseback of (i) the real property and improvements comprising its manufacturing operations at Llandysul, Dyfed, Wales and (ii) the real property and improvements comprising its manufacturing operations at Adelaide, Australia and that the Company may, with the written consent of Parent, sell or enter into an agreement to sell and leaseback either or both of these operations.

          (e) Dividends and Repurchases. Neither the Company nor any Company Subsidiary shall directly or indirectly (i) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than dividends and distributions by a Company Subsidiary to the Company or to any other Company Subsidiary all of the capital stock of which is owned directly or indirectly by the Company, or (ii) redeem, purchase or otherwise acquire or offer or agree to redeem, purchase or otherwise acquire any capital stock of the Company or any Company Subsidiary.

          (f) Acquisitions; Investments. Neither the Company nor any Company Subsidiary shall, directly or indirectly, except in the ordinary course of business and consistent with past practices, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, loans, advances, property transfer or purchase of any amount of property or assets, in any other individual or entity (other than Company Subsidiaries).

          (g) Indebtedness. Neither the Company nor any Company Subsidiary shall, directly or indirectly, incur any indebtedness for borrowed money other than in the ordinary course of business, issue any debt securities or enter into any capitalized leases or assume, guarantee, endorse, secure or otherwise as an accommodation become responsible for, the obligations of any other Person (other than the Company and the Company Subsidiaries); provided, however, that the Company may, prior to the Closing Date, borrow from one or more commercial banks or lending institutions up to L4 million on a short-term basis to fund the Company's working capital needs pending the closing of the Financing, of which up to L3 million may come from Barclays Bank, plc in the form of a secured loan, the principal terms of which are described in the Company Disclosure Schedule, and that such loan(s) may be secured, in whole or in part, by the written guaranty of one or more of the Company Subsidiaries (collectively, the "Bridge Financing").

          (h) Severance and Termination Pay. Neither the Company nor any Company Subsidiary shall take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to policies or written agreements of the Company in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies or written agreements in effect on the date hereof; provided, however, that the Company may grant severance benefits to one employee at a total cost to the Company not exceeding L90,000 in the aggregate.

          (i) Employee Benefits. Neither the Company nor any Company Subsidiary shall adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance, retention or stay or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan, arrangement or agreement in effect on the date hereof.

          (j) Tax Election; Accounting. Neither the Company nor any Company Subsidiary shall make any tax election or settle or compromise any federal, state, local or foreign income tax liability. Each of the Company and the Company Subsidiaries shall maintain its books of account and records in its usual, regular and ordinary manner, consistent with its past practices, and except as may be required as a result of a change in law or in U.S. GAAP, shall not make any change in any accounting principle or accounting practice.

          (k) Subsequent Financials. The Company shall deliver to Parent all of the Company's monthly, if any, and quarterly financial statements for periods and dates subsequent to the date hereof, as soon as the same are available to the Company.

          (l) Contracts. The Company and the Company Subsidiaries will not enter into any contract or agreement other than in the ordinary course of business. The Company and the Company Subsidiaries will not amend, terminate or modify any Material Contract and will not enter into any contract or agreement which would have been a Material Contract if entered into prior to the date of this Agreement.

          (m) Affiliates. The Company and the Company Subsidiaries will not enter into, amend, modify or terminate any contract or agreement with, or make any payment other than pursuant to a written agreement existing on the date hereof to, any affiliate (other than the Company or any Company Subsidiary) of the Company or the Company Subsidiaries.

          (n) Litigation. The Company and the Company Subsidiaries will not settle or compromise any pending or threatened suit, action or claim for an amount in excess of $50,000 per suit, action or claim or which relates to the transactions contemplated hereby.

          (o) Capital Expenditures. The Company and the Company Subsidiaries will not authorize or make any expenditure for capital or acquisitions which are not specifically provided for in the Company's capital budget (a true and correct copy of which has been delivered to Parent and is set forth in the Company Disclosure Schedule).

          (p) Proprietary Rights. The Company and the Company Subsidiaries will use best efforts to protect the Company Proprietary Rights.

          (q) Other Actions. The Company shall not, and shall not permit any Company Subsidiary to, take any action that could reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 7.5, any of the conditions to the Merger set forth in Article VIII not being satisfied.

     6.2. COVENANTS OF PARENT AND MERGER SUB. Parent and Merger Sub covenant and agree that during the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing):

          (a) Ordinary Course of Business. The business of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practices.

          (b) Preservation of Organization. Parent shall use its reasonable best efforts to maintain and preserve its business organization, present relationships with customers, suppliers and others having business dealings with Parent and its subsidiaries, assets, employees, regulatory licenses and approvals and advantageous business relationships. Neither Parent nor any Parent Subsidiary shall, directly or indirectly, amend or propose to amend its memorandum or articles of association except to the extent necessary to consummate the transactions contemplated by this Agreement.

          (c) Capitalization Changes. Neither Parent nor any Parent Subsidiary shall directly or indirectly (i) issue, allot, sell, transfer, pledge, dispose of or encumber, or propose or agree to the issuance, sale, pledge, transfer, disposition or encumbrance of, any capital stock of Parent (except for shares issuable upon exercise of Parent Options outstanding on the date hereof or in connection with actions to be approved at the Parent Shareholder Meeting) or any Parent Subsidiary; (ii) issue, sell, pledge, transfer or dispose of, or authorize, propose or agree to the issuance, sale, pledge, transfer or disposition of any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any shares of, any capital stock of any class or any other equity securities of Parent or any Parent Subsidiary; provided, however, that Parent may issue options to acquire Parent Ordinary Shares; (iii) authorize, recommend or propose any change in its capitalization (except in connection with actions to be approved at the Parent Shareholder Meeting and resolutions to be proposed at the extraordinary general meeting of Parent seeking the authority of Parent's shareholders under Section 80 of the Companies Act and the disapplication of statutory pre-emption rights contained in Section 89 of the Companies Act, both in accordance with the guidelines of the Association of British Insurers); or (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any Parent Subsidiary (other than the Merger).

          (d) Sale of Assets. Neither Parent nor any Parent Subsidiary shall directly or indirectly (i) except in the ordinary course of business and consistent with past practices, sell, pledge, transfer, lease, sell and leaseback, assign, license, dispose of or encumber any assets of Parent or of any Parent Subsidiary (including without limitation, any indebtedness owed to them or any claims held by them) or (ii) whether or not in the ordinary course of business, sell, pledge, transfer, lease, sell and leaseback, assign, license (other than the license of Parent Proprietary Rights in the ordinary course of business), dispose of or encumber any material assets of Parent or any Parent Subsidiary.

          (e) Acquisitions; Investments. Neither Parent nor any Parent Subsidiary shall, directly or indirectly, except in the ordinary course of business and consistent with past practices, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, loans, advances, property transfer or purchase of any amount of property or assets, in any other individual or entity (other than Parent Subsidiaries).

          (f) Indebtedness. Neither Parent nor any Parent Subsidiary shall, directly or indirectly, incur any indebtedness for borrowed money, issue any debt securities or enter into any capitalized leases or assume, guarantee, endorse, secure or otherwise as an accommodation become responsible for, the obligations of any other Person (other than Parent and the Parent Subsidiaries).

          (g) Severance and Termination Pay. Neither Parent nor any Parent Subsidiary shall take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to policies or written agreements of Parent in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies or written agreements in effect on the date hereof; provided, however, that Parent may grant severance benefits to one employee at a total cost to Parent not exceeding L90,000 in the aggregate.

          (h) Employee Benefits. Neither Parent nor any Parent Subsidiary shall adopt, enter into or amend any bonus, profit sharing, compensation, share option, pension, retirement, deferred compensation, employment, severance, retention or stay or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan, arrangement or agreement in effect on the date hereof; provided, however, that Parent shall be entitled to amend its directors and senior employees service contracts to minimize tax liability on termination of these contracts.

          (i) Tax Election; Accounting. Neither Parent nor any Parent Subsidiary shall make any tax election or settle or compromise any U.K., federal, state, local or foreign or other tax liability for Taxes as defined in
     Section 4.8. Each of Parent and the Parent Subsidiaries shall maintain its books of account and records in its usual, regular and ordinary manner, consistent with its past practices, and except as may be required as a result of a change in law or in U.K. GAAP, shall not make any change in any accounting principle or accounting practice.

          (j) Subsequent Financials. Parent shall deliver to the Company all of Parent's monthly, if any, and quarterly financial statements for periods and dates subsequent to the date hereof, as soon as the same are available to Parent.

          (k) Contracts. Parent and the Parent Subsidiaries will not enter into any contract or agreement other than in the ordinary course of business. Parent and the Parent Subsidiaries will not amend, terminate or modify any Parent Material Contract and will not enter into any contract or agreement which would have been a Parent Material Contract if entered into prior to the date of this Agreement.

          (l) Affiliates. Parent and the Parent Subsidiaries will not enter into, amend, modify or terminate any contract or agreement with, or make any payment other than pursuant to a written agreement existing on the date hereof to, any affiliate (other than Parent or any Parent Subsidiary) of Parent or the Parent Subsidiaries.

          (m) Litigation. Parent and the Parent Subsidiaries will not settle or compromise any pending or threatened suit, action or claim for an amount in excess of $50,000 per suit, action or claim or which relates to the transactions contemplated hereby.

          (n) Capital Expenditures. Parent and the Parent Subsidiaries will not authorize or make any expenditure for capital or acquisitions in excess of L50,000 in the aggregate which are not specifically provided for in Parent's capital budget (a true and correct copy of which has been delivered to the Company and is set forth in the Parent Disclosure Schedule).

          (o) Proprietary Rights. Parent and the Parent Subsidiaries will use best efforts to protect the Parent Proprietary Rights.

          (p) Other Actions. Parent shall not, and shall not permit any Parent Subsidiary to, take any action that could reasonably be expected to result in (i) any of the representations or warranties of Parent set forth in this Agreement that are qualified as to materiality becoming untrue (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by
     Section 7.5, any of the conditions to the Merger set forth in Article VIII not being satisfied.

     6.3. ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters and (c) promptly advise the other orally and in writing of
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it
(A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall file all reports required to be filed by each of them with the SEC and the LSE (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     6.4. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

     7.1. PREPARATION OF FORM F-4 AND PROXY STATEMENT; THE STOCKHOLDERS
MEETINGS.

          (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form F-4, in which the Proxy Statement shall be included as a prospectus, together with any other documents required by the Securities Act or Exchange Act in connection with the Merger. Subject to the provisions of Section 7.5, the Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger. Each of the Company and Parent shall use reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable securities laws of the United States or United Kingdom or "blue sky" laws in connection with the issuance of Parent Ordinary Shares pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans and Company Warrants as may be reasonably requested in connection with any such action.

          (b) The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Votes, and, the Company's Board of Directors shall, subject to its fiduciary duties to stockholders (as determined in good faith by the Company's Board of Directors based upon the advice of counsel) and the terms of Section 7.5(b) of this Agreement, recommend to its stockholders that they approve the transactions contemplated by this Agreement. Parent shall vote or cause to be voted all the shares of Company Common Stock, if any, owned of record by Parent or any of its subsidiaries in favor of the transactions contemplated by this Agreement.

          (c) Parent shall duly call, give notice of, convene and hold the Parent Shareholder Meeting for the purpose of obtaining the Required Parent Votes, and, Parent's Board of Directors shall, subject to its fiduciary duties to shareholders (as determined in good faith by Parent's Board of Directors based upon the advice of counsel) and Sections 7.5(e) and (f) of this Agreement, recommend to its shareholders that they approve the transactions contemplated by this Agreement. The Company shall vote or cause to be voted all Parent Ordinary Shares, if any, owned of record by the Company or any of its subsidiaries in favor of the transactions contemplated by this Agreement. Parent agrees that (i) there shall be presented at the Parent Shareholder Meeting a resolution to authorize the Board of Directors of Parent to allot Parent Ordinary Shares pursuant to
     Section 80 of the Companies Act, without regard to Section 89 of the Companies Act, pursuant to that certain Deed of even date herewith between Parent, the Company, Therapeutic Antibodies U.K. Limited and Stuart M. Wallis (the "Wallis Deed") and (ii) Parent shall, through its Board of Directors, subject to its fiduciary duties to shareholders (as determined by Parent's Board of Directors based upon the advice of counsel), recommend to its shareholders that they vote in favour of such resolution.

          (d) The Company shall use reasonable efforts to cause to be delivered to Parent "comfort" letters of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated (i) a date within two Business Days before the date on which the Form F-4 shall become effective and (ii) the Closing Date, and addressed to Parent, in form reasonably satisfactory to Parent and customary in scope for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

          (e) Parent shall use reasonable efforts to cause to be delivered to the Company "comfort" letters of Mazars Neville Russell ("Mazars"), Parent's independent public accountants, dated (i) a date within two business days before the date on which the Form F-4 shall become effective and (ii) the Closing Date, and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

     7.2. PREPARATION OF PARENT DISCLOSURE CIRCULAR. Parent shall, (i) as soon as practicable after the date of this Agreement and in accordance with the listing rules of the LSE and applicable law and in cooperation with the Company, prepare and submit to the LSE for approval the Parent Disclosure Circular, and shall use reasonable commercial efforts to have such document formally cleared by the LSE and shall thereafter publish the Parent Disclosure Circular, file it with the Registrar of Companies in England and mail the same to its shareholders in compliance with all legal requirements applicable to the Parent Shareholder Meeting and the listing rules of the LSE and (ii) if necessary, after the Parent Disclosure Circular has been so posted, promptly circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes.

     7.3. ACCESS TO INFORMATION. Upon reasonable notice, each of the Company and Parent shall (and shall cause its subsidiaries, to the extent permitted by the organizational documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives and, during such period, each of the Company and Parent shall (and shall cause its subsidiaries, to the extent permitted by the organizational documents or other pertinent agreements of such entity, to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of

Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request, including any information requested with respect to stockholder approval at either the Company Stockholders Meeting or the Parent Shareholder Meeting and the status of efforts to obtain such approval; provided, however, that either the Company or Parent may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or its subsidiary to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or its subsidiary requires such party or its subsidiary to restrict access to any properties or information. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the mutual secrecy agreement (the "Mutual Secrecy Agreement") dated January 25, 1999, between the Company and Parent, which Mutual Secrecy Agreement shall remain in full force and effect.

     7.4. APPROVALS AND CONSENTS; COOPERATION. Each of the Company and Parent shall cooperate with each other and use (and shall cause their respective subsidiaries to use) its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals and (iii) subject to fiduciary duties, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the Required Regulatory Approvals (as defined herein) as promptly as practicable after the date of this Agreement, and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its reasonable efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Form F-4 or Proxy Statement or any other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Parent or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

     7.5. ACQUISITION PROPOSALS.

          (a) The Company agrees that, prior to the Effective Time, it shall not and shall not authorize or permit any Company Subsidiary or any of its or its subsidiaries, directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to any tender offer, exchange offer, merger, consolidation, sale of assets, sales of capital stock or other business combination involving the Company or the Company

     Subsidiaries or the acquisition of 15% or more of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (a "Company Acquisition Proposal"), or negotiate, explore or otherwise communicate in any way with, or provide or furnish any information to, any Person (other than Parent or Merger Sub) with respect to any Company Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

          (b) Notwithstanding anything to the contrary contained in Section 7.5(a) or elsewhere in this Agreement, prior to the Effective Time, the Company may, in response to an unsolicited written binding offer with respect to a Company Acquisition Proposal from a Person with sufficient financial resources available to it to consummate such transaction which contains no financing condition, participate in discussion or negotiations with, and furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of the Company to any Person, entity or group, in each case only if the Board of Directors of the Company determines in good faith, (A) after consultation with its outside counsel and financial advisors, that the Company Acquisition Proposal would, upon consummation thereof, result in a transaction which is more favorable to the Company's stockholders from a financial point of view than the Merger and that such transaction is likely to be consummated, and (B) after advice of outside counsel, that failing to take such action would constitute a breach of the Company's Board of Directors' fiduciary duties under applicable law (a "Company Superior Proposal"). In the event the Company receives a Company Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) shall prevent the Board of Directors of the Company from executing or entering into an agreement relating to such Company Superior Proposal and recommending such Company Superior Proposal to its stockholders; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation of the Merger, and, to the extent it does so, the Company may refrain from calling, providing notice of and holding the Company Stockholders Meeting to adopt this Agreement and from soliciting proxies or consents to secure the vote or written consent of its stockholders to adopt this Agreement and may terminate this Agreement; provided, however, that the Company shall (i) provide Parent written notice of the Company's receipt of a Company Superior Proposal, including a copy of such Company Superior Proposal within 24 hours of such receipt, (ii) provide Parent written notice of the Company's receipt of a Company Acquisition Proposal, including a copy of such Company Acquisition Proposal within 48 hours of such receipt and (iii) provide Parent written notice of the Company's intention to execute or enter into an agreement relating to a Company Superior Proposal at least three Business Days prior to the Company's execution of or entry into such an agreement. Notwithstanding anything to the contrary contained in Section
     7.5 or elsewhere in this Agreement, prior to the Effective Time, the Company may, in connection with a possible Company Acquisition Proposal, refer any third party to this Section 7.5 and Section 9.3(b) and make a copy of this Section 7.5 and Section 9.3(b) available to a third party.

          (c) Parent agrees that, prior to the Effective Time, it shall not and shall not authorize or permit any Parent Subsidiary or any of its or its subsidiaries, directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposal with respect to any tender offer, exchange offer, merger, consolidation, sale of assets, sales of capital stock or other business combination involving Parent or the Parent Subsidiaries or the acquisition of 15% or more of the assets or capital stock of Parent and the Parent Subsidiaries taken as a whole (a "Parent Acquisition Proposal"), or negotiate or explore with any Person (other than the Company) with respect to any Parent Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

          (d) Parent agrees that, prior to the Effective Time, it shall not and shall not authorize or permit any Parent Subsidiary or any of its or its subsidiaries, directors, officers, employees, agents, or representatives to directly facilitate the making of a Parent Acquisition Proposal or otherwise communicate in any way with, or provide or furnish any information to, any Person (other than the Company) with respect to any Parent Acquisition Proposal.

          (e) Notwithstanding anything to the contrary contained in Sections 7.5(c) and (d) or elsewhere in this Agreement, prior to the Effective Time, Parent may, in response to an unsolicited written binding offer with respect to a Parent Acquisition Proposal from a Person with sufficient financial resources available to it to consummate such transaction which contains no financing condition, participate in discussion or negotiations with, and furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of Parent to any Person, entity or group, in each case only if the Board of Directors of Parent determines in good faith, (A) after consultation with its outside counsel and financial advisors, that the Parent Acquisition Proposal would, upon consummation thereof, result in a transaction which is more favorable to Parent's shareholders from a financial point of view than the Merger and that such transaction is likely to be consummated, and (B) after advice of outside counsel, that failing to take such action would constitute a breach of Parent's Board of Directors' fiduciary duties under applicable law (a "Parent Superior Proposal"). In the event Parent receives a Parent Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (e)) shall prevent the Board of Directors of Parent from executing or entering into an agreement relating to such Parent Superior Proposal and recommending such Parent Superior Proposal to its shareholders; in such case, the Board of Directors of Parent may withdraw, modify or refrain from making its recommendation of the Merger, and, to the extent it does so, Parent may refrain from calling, providing notice of and holding the Parent Shareholder Meeting to adopt this Agreement and from soliciting proxies or consents to secure the vote or written consent of its shareholders to adopt this Agreement and may terminate this Agreement; provided, however, that Parent shall (i) provide the Company written notice of Parent's receipt of a Parent Superior Proposal, including a copy of such Parent Superior Proposal within 24 hours of such receipt, (ii) provide the Company written notice of Parent's receipt of a Parent Acquisition Proposal, including a copy of such Parent Acquisition Proposal within 48 hours of such receipt and (iii) provide the Company written notice of Parent's intention to execute or enter into an agreement relating to a Parent Superior Proposal at least three Business Days prior to Parent's execution of or entry into such an agreement. Notwithstanding anything to the contrary contained in Section 7.5 or elsewhere in this Agreement, prior to the Effective Time, Parent may, in connection with a possible Parent Acquisition Proposal, refer any third party to this Section 7.5 and Section 9.3(f) and make a copy of this
     Section 7.5 and Section 9.3(f) available to a third party.

          (f) Nothing contained in Section 7.5(d) or (e) shall prohibit Parent from taking any action and making such recommendations as the Board of Directors of Parent, upon advice from WestLB Panmure Limited, reasonably consider necessary so as to comply with any obligations imposed on them or Parent by the City Code on Takeovers and Mergers in relation to any Parent Acquisition Proposal.

     7.6. FEES AND EXPENSES. Subject to Article IX, the Company and Parent shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form F-4 and Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     7.7.  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          (a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the officers and directors of the Company as of the date hereof against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Certificate of Incorporation and Bylaws in effect at the date hereof (to the extent consistent with applicable law).

          (b) From and after the Effective Time until the sixth anniversary thereof, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by the Company for such insurance.

     7.8. PUBLIC ANNOUNCEMENTS. The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     7.9. TAX AND ACCOUNTING TREATMENT. Each of Parent, Merger Sub and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying (i) as a reorganization within the meaning of Section 368(a) of the Code, (ii) for pooling of interests accounting treatment under U.S. GAAP or (iii) for merger accounting treatment under U.K. GAAP.

     7.10.  AFFILIATES.

          (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company and the stockholders identified on Schedule 7.10(a)) for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use reasonable efforts to cause each such Person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit A.

          (b) Prior to the Closing Date, Parent shall deliver to the Company a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of Parent (including all directors of Parent) under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use reasonable efforts to cause each such Person to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit B.

     7.11. STOCK EXCHANGE LISTING. Parent shall use reasonable efforts to cause the Parent Ordinary Shares to be issued in the Merger and the Financing to be admitted to the Official List of the LSE.

     7.12. TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulation, or any provision of the Company's Certificate of Incorporation, Bylaws or other constitutive documents shall become applicable to the Merger, this Agreement or any of the other transactions contemplated hereby or thereby, the Company and its Board of Directors shall take all action necessary to ensure that the Merger, this Agreement and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable and otherwise to minimize the effect of such statute, regulation or provisions on the Merger, this Agreement and the other transactions contemplated hereby.

     7.13. DIRECTORS AND SENIOR MANAGEMENT OF PARENT. The Board of Directors of Parent shall take action to cause the directors comprising the full Board of Directors of Parent at the Effective Time to be the persons listed on Schedule 7.13(a). The Board of Directors of Parent shall also take action to cause the persons identified on Schedule 7.13(b) to be elected to the offices specified opposite each person's name.

     7.14. PATENT OPINION. Within 21 days following the date of this Agreement, the Company shall retain U.S. patent counsel nationally recognized to be experienced in rendering opinions on the validity of U.S. patents and approved by Parent (which approval shall not be unreasonably withheld) to render an opinion to Parent and the Company in relation to such matters and in relation to such patents as Parent and the Company shall mutually agree (the "Patent Opinion"). The Company shall use reasonable efforts to cause the Patent Opinion to be delivered to Parent not later than the 70th day following the date of this Agreement.

     7.15. FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of the Company, Parent and Merger Sub shall take any such reasonably necessary action.

                                 ARTICLE VIII.

                              CONDITIONS PRECEDENT

     8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock adopting this Agreement and approving the consummation of the transactions contemplated hereby and Parent's shareholders shall have passed (A) ordinary resolutions to (i) approve this Agreement and the Merger, (ii) increase the authorized share capital of Parent and (iii) authorize the Board of Directors of Parent pursuant to Section 80 of the Companies Act to allot Parent Ordinary Shares pursuant to this Agreement and pursuant to the Financing (as defined below) and (B) a special resolution disapplying the statutory pre-emption rights of Section 89 of the Companies Act in respect of Parent Ordinary Shares to be allotted pursuant to the Financing.

          (b) Effective Registration Statement. The Form F-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parent or the Company, threatened by the SEC, and all necessary approvals under blue sky laws relating to the issuance of the Parent Ordinary Shares to be issued to the stockholders of the Company in connection with the Merger shall have been received.

          (c) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Required Regulatory Approvals. All authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on Parent or the Company (collectively, "Required Regulatory Approvals"), shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

          (e) Admission to LSE. The LSE shall have agreed to admit to the Official List (subject to allotment) the Parent Ordinary Shares to be issued in the Merger and in the Financing (as defined herein) and such agreement shall not have been withdrawn.

          (f) Capital Raising. The placing agreement, dated as of the date hereof, between Parent and WestLB Panmure Limited (the "Financing") shall be unconditional in all respects; provided, however, that such placing agreement may still be conditional on the consummation of the transactions contemplated by this Agreement and the admission of the Parent Ordinary Shares to be issued in the Financing and the Merger to the Official List of the LSE as contemplated in the placing agreement.

          (g) Exon-Florio Act. Parent shall have received all consents or approvals necessary under the Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988.

     8.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date, of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified (the "Unqualified Company Representations") shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). For purposes of this
     Section 8.2(a), an Unqualified Company Representation shall be deemed not to have been true and correct in all material respects only if Parent reasonably determines in good faith that the failure of the Unqualified Company Representation to be true and correct is material to its decision with respect to whether to consummate the transactions provided for herein.

          (b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

          (c) Tax Opinion. Parent shall have received an opinion from PricewaterhouseCoopers, dated on or about the date the Proxy Statement is mailed to the Company's stockholders, in form and substance reasonably satisfactory to Parent and based on customary representations of Parent, Merger Sub and the Company and on the basis of facts and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Company, Parent or Merger Sub in connection with or as a result of the Merger for United States federal income tax purposes Further, the opinion of PricewaterhouseCoopers delivered pursuant to this section shall not have been withdrawn or modified in any material respect on or prior to the Effective Time.

          (d) Absence of Company Material Adverse Effect. There shall not have occurred since the date of this Agreement any Material Adverse Effect on the Company.

          (e) Secretary of State Certificate. The Company shall have delivered a copy of the Certificate of Incorporation of the Company, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to the Company's corporate good standing.

          (f) Secretary's Certificate. The Company shall have delivered a certificate of the Secretary of the Company dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Company executing documents executed and delivered in connection herewith, (ii) a copy of the Certificate of Incorporation of the Company as in effect immediately prior to the Closing Date; (iii) a copy of the Bylaws of the Company, as in effect on and as of the Closing Date, (iv) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the applicable matters contemplated hereunder and (v) a copy of the resolutions of the stockholders of the Company authorizing and approving the applicable matters contemplated hereunder.

          (g) Affiliate Letters. Parent shall have received the Affiliate Letters referred to in Section 7.10.

          (h) Consents. The Company shall have received all written consents, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Company Disclosure Schedule or reasonably deemed necessary by Parent's legal counsel to provide for the continuation in full force and effect of all Material Contracts and Leases of the Company and for Parent to consummate the transactions contemplated hereby, each in form and substance satisfactory to Parent, except where the failure to obtain such consents, assignments, waivers, authorizations or other certificate would not have a Material Adverse Effect on the Company.

          (i) Dissenting Shares. The Dissenting Shares of Company Common Stock shall not exceed 2.5% of the shares of Company Common Stock outstanding on the Closing Date.

          (j) Opinion of Counsel. Parent shall have received the written opinion of Waller Lansden, Dortch & Davis, counsel to the Company, substantially in the form attached hereto as Exhibit C.

          (k) Voting Agreements. Each of the Voting Agreements shall be in full force and effect and each party thereto shall have complied with all covenants contained therein to be performed by them prior to the Closing Date.

          (l) Taxation. Parent shall have received a letter from the U.K. Treasury that it consents to the Merger for purposes of 765(1)(c) of the Income and Corporations Taxes Act 1988.

          (m) Bridge Financing. No event of default shall have occurred and be continuing under the Bridge Financing and, unless Parent shall have consented in writing, the borrowings under the Bridge Financing shall be outstanding and shall not have been repaid other than through the application of proceeds of a financing approved by Parent for the purpose of repayment of the Bridge Financing.

          (n) Wallis Deed. The Wallis Deed shall not have been amended, supplemented or modified in any way and the Company shall not have any other arrangement, agreement or understanding, whether written or oral, with Mr. Wallis regarding the subject matter of the Wallis Deed.

     8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company on or prior to the Closing Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified (the "Unqualified Parent Representations") shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). For purposes of this Section 8.3(a), an Unqualified Parent Representation shall be deemed not to have been true and correct in all material respects only if the Company reasonably determines in good faith that the failure of the Unqualified Parent Representation to be true and correct is material to its decision with respect to whether to consummate the transactions provided for herein.

          (b) Performance of Obligations of Parent. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

          (c) Tax Opinion. The Company shall have received an opinion from PricewaterhouseCoopers LLP, dated on or about the date the Proxy Statement is mailed to the Company's stockholders, in form and substance reasonably satisfactory to the Company and based on customary representations of Parent, Merger Sub and the Company and on the basis of facts and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Company, Parent or Merger Sub in connection with or as a result of the Merger for United States federal income tax purposes. Further, the opinion of PricewaterhouseCoopers LLP delivered pursuant to this section shall not have been withdrawn or modified in any material respect on or prior to the Effective Time.

          (d) Absence of Parent Material Adverse Effect. There shall not have occurred since the date of this Agreement any Material Adverse Effect on Parent.

          (e) U.K. Good Standing. Parent shall deliver a certificate certifying that from the documents on the file of Parent in the custody of the Registrar of Companies, Parent has been in continuous and unbroken existence since the date of its incorporation; no action is being taken by the Registrar of Companies for striking Parent off the register and dissolving it as defunct and Parent is not in liquidation or subject to an administrative order and no receiver or manager of Parent's properties has been appointed.

          (f) Secretary's Certificate. Parent shall have delivered a certificate of the Secretary of Parent dated as of the Closing Date, certifying as to
     (i) the incumbency of officers of Parent executing documents executed and delivered in connection herewith, (ii) a copy of the memorandum and articles of association of Parent as in effect immediately prior to the Closing Date; (iii) a copy of the resolutions of the Board of Directors of Parent authorizing and approving the applicable matters contemplated hereunder and (iv) a copy of the resolutions of the holders of Parent Ordinary Shares authorizing and approving the applicable matters contemplated hereunder.

          (g) Consents. Parent shall have received all written consents, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Parent Disclosure Schedule or reasonably deemed necessary by the Company's legal counsel to provide for the continuation in full force and effect of all Parent Material Contracts and Parent Leases and for the Company to consummate the transactions contemplated hereby, each in form and substance satisfactory to the Company, except where the failure to obtain such consents, assignments, waivers, authorizations or other certificate would not have a Material Adverse Effect on Parent.

          (h) Dividends. During the period from the date of this Agreement until the Effective Time, Parent shall not have directly or indirectly (i) split, combined or reclassified any shares of its capital stock or declared, set aside or paid any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than dividends and distributions by a Parent Subsidiary to Parent or to any other Parent Subsidiary all of the capital stock of which is owned directly or indirectly by Parent, or (ii) redeemed, purchased or otherwise acquired or offered or agreed to redeem, purchase or otherwise acquire any capital stock of Parent or any Parent Subsidiary.

          (i) Resignation of Officer of Parent. The Company shall have received a letter of resignation of David Gration as Executive Chairman of Parent and accepting the position of Non-Executive Deputy Chairman.

                                  ARTICLE IX.

                           TERMINATION AND AMENDMENT

     9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the shareholders of Parent:

          (a) By mutual written consent of Parent and the Company;

          (b) By either the Company or Parent if the Merger shall not have been consummated by December 20, 1999 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (c) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 6.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the provisions of this Section 9.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.3 shall have been the cause of, or shall have resulted in, such order or injunction;

          (d) By either Parent or the Company if the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock adopting this Agreement and approving the consummation of the transactions contemplated hereby shall not have been obtained at the Company Stockholders Meeting or at any adjournment thereof (by reason of the failure to obtain the required vote) at a duly held meeting of stockholders or at any adjournment thereof;

          (e) By either Parent or the Company if (A) ordinary resolutions of Parent to (i) approve this Agreement and the Merger, (ii) increase the authorized share capital of Parent and (iii) authorize the Board of Directors of Parent pursuant to Section 80 of the Companies Act to allot Parent Ordinary Shares pursuant to this Agreement and pursuant to the Financing and (B) a special resolution of Parent disapplying the statutory pre-emption rights of Section 89 of the Companies Act in respect of Parent Ordinary Shares to be allotted pursuant to the Financing shall not have passed at the Parent Shareholders Meeting or at any adjournment thereof (by reason of the failure to obtain the required vote) at a duly held meeting of shareholders or at any adjournment thereof;

          (f) By Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its recommendation that stockholders adopt this Agreement or approve the consummation of the transactions contemplated hereby; (ii) the Board of Directors of the Company shall have failed to recommend that the Company's stockholders adopt this Agreement and approve the consummation of the transactions contemplated hereby or shall have recommended to the stockholders of the Company that they approve a Company Acquisition Proposal other than the Merger; (iii) a tender offer or exchange offer that, if successful, would result in any Person or "group" becoming a "beneficial owner" (such terms having the meanings ascribed to them under Regulation 13D under the Exchange Act) of 15% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company does not oppose such tender or exchange offer or recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) for any reason the Company fails to call and hold the Company Stockholders Meeting by the Outside Date (provided that (i) the Form F-4 shall have been declared effective by the SEC or shall have failed to be declared effective by the SEC solely as a result of the Company's failure to provide information concerning the Company required by the SEC to be set forth in the Form F-4 and

     (ii) Parent's right to terminate this Agreement under this clause (iv) shall not be available if at such time the Company would be entitled to terminate this Agreement under Section 9.1(i));

          (g) By the Company if the Board of Directors of the Company determines to accept a Company Superior Proposal; provided, however, that no termination pursuant to this Section 9.1(g) shall be effective unless that Company shall make the payment required by Section 9.3(b) within two Business Days following the acceptance of such Company Superior Proposal;

          (h) By Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in
     Section 8.2(a) or Section 8.2(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Effective Time, Parent shall promptly give notice of such Terminating Company Breach to the Company and if such Terminating Company Breach is cured within 10 days after giving notice to the Company of such breach, Parent may not terminate this Agreement under this Section 9.1(h);

          (i) By the Company, upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is capable of being cured by Parent prior to the Effective Time, the Company shall promptly give notice of such Terminating Parent Breach to Parent and if such Terminating Parent Breach is cured within 10 days after giving written notice to Parent of such breach, the Company may not terminate this Agreement under this Section 9.1(i);

          (j) By the Company if (i) the Board of Directors of Parent shall have withdrawn or adversely modified its recommendation that shareholders adopt this Agreement or approve the consummation of the transactions contemplated hereby or (ii) the Directors of Parent shall have failed to recommend that Parent's shareholders adopt this Agreement and approve the consummation of the transactions contemplated hereby or shall have recommended to the shareholders of Parent that they approve a Parent Acquisition Proposal other than the transactions contemplated by this Agreement, (iii) a tender offer or exchange offer that, if successful, would result in any Person or "group" becoming a "beneficial owner" (such terms having the meanings ascribed to them under Regulation 13D under the Exchange Act) of 15% or more of the outstanding Parent Ordinary Shares is commenced and the Board of Directors of Parent does not oppose such tender or exchange offer or recommends that the shareholders of Parent tender their shares in such tender or exchange offer; or (iv) for any reason Parent fails to call and hold the Parent Shareholder Meeting by the Outside Date (provided that the Parent Disclosure Circular shall have been approved for issue by the LSE or shall have failed to be so approved solely as a result of Parent's failure to provide information concerning Parent required to be set forth in the Parent Disclosure Circular and (ii) the Company's right to terminate this Agreement under this clause (iv) shall not be available if at such time Parent would be entitled to terminate this Agreement under Section 9.1(h)); or

          (k) By Parent if the Board of Directors of Parent determines to accept a Parent Superior Proposal; provided, however, that no termination pursuant to this Section 9.1(k) shall be effective unless Parent shall make the payment required by Section 9.3(f) within two Business Days following the acceptance of such Parent Superior Proposal.

     9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except (i) with respect to Section 7.6, this Section 9.2, Section 9.3 and Article X and
(ii) subject to the provisions of Section 9.3 (if those provisions shall have become effective as provided in Section 9.3(a)), with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its covenants or other agreements set forth in this Agreement.

     9.3. CERTAIN PAYMENTS IN THE EVENT OF TERMINATION.

          (a) The provisions of this Section 9.3 shall be effective if and only if (i) the Company stockholder approval described in Section 8.1(a) shall have been obtained and (ii) Parent's shareholders shall have passed the ordinary resolutions and special resolution described in Section 8.1(a).

          (b) In the event of termination of this Agreement pursuant to Section 9.1(f) or 9.1(g), then the Company shall pay the Parent a cash fee of $1,900,000 (the "Break-Up Fee"), which amount shall be payable by wire transfer of immediately available funds no later than two Business Days after such termination. The Company acknowledges that the agreements contained in this Section 9.3(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement.

          (c) In the event of termination of this Agreement by Parent pursuant to Section 9.1(d) or 9.1(h), then the Company shall pay Parent a cash fee of $1,500,000 as liquidated damages, which amount shall be payable by wire transfer of same day funds within three Business Days after termination.

          (d) In the event of termination of this Agreement by the Company pursuant to Section 9.1(e) or 9.1(i), then Parent shall pay the Company a cash fee of $900,000 as liquidated damages, which amount shall be payable by wire transfer of same day funds within three Business Days after termination.

          (e) If, during the 12 month period commencing on the date on which this Agreement is terminated pursuant to Section 9.1(d) or (h), the Company shall have entered into a binding agreement with respect to a Company Acquisition Proposal with any third party with whom the Company had any discussions concerning a Company Acquisition Proposal within 6 months of the date on which this Agreement is terminated, upon consummation of the transaction contemplated by such Company Acquisition Proposal (whether or not such consummation shall occur with such 12 month period), the Company agrees to pay to Parent the Break-Up Fee less the amount, if any, theretofore paid by the Company to Parent pursuant to Section 9.3(c), in immediately available funds, promptly, but in no event later than two business days, after the date of such consummation.

          (f) In the event of termination of this Agreement pursuant to Section 9.1(j) or (k), then Parent shall pay the Company the Break-Up Fee, which amount shall be payable by wire transfer of immediately available funds no later than two Business Days after such termination. Parent acknowledges that the agreements contained in this Section 9.3(f) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Company would not enter into this Agreement.

          (g) If, during the 12 month period commencing on the date on which this Agreement is terminated pursuant to Section 9.1(e) or (i), Parent shall have entered into a binding agreement with respect to a Parent Acquisition Proposal with any third party with whom Parent had any discussions concerning a Parent Acquisition Proposal within 6 months of the date on which this Agreement is terminated, upon consummation of the transaction contemplated by such Parent Acquisition Proposal (whether or not such consummation shall occur with such 12 month period), Parent agrees to pay to the Company the Break-Up Fee less the amount, if any, theretofore paid by the Company to Parent pursuant to Section 9.3(d), in immediately available funds, promptly, but in no event later than two business days, after the date of such consummation.

          (h) If any party shall be entitled to receive the Break-Up Fee pursuant to Section 9.3(b) or 9.3(f) hereof, that party shall not also be entitled to receive any payment pursuant to Section 9.3(c) or 9.3(d).

          (i) THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE PARTIES' ACTUAL DAMAGES OR ADVERSE CONSEQUENCES TO THE PARTIES IN THE EVENT OF A TERMINATION OF THIS AGREEMENT FOR THE REASONS SPECIFIED IN THIS SECTION 9.3 WOULD BE EXTREMELY DIFFICULT, COSTLY, INCONVENIENT AND IMPRACTICABLE TO DETERMINE AND PROVE. THEREFORE, THE PARTIES

     ACKNOWLEDGE THAT THE PAYMENTS SPECIFIED IN THIS SECTION 9.3 SHALL BE DEEMED FOR ALL PURPOSES TO HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF DAMAGES OR ADVERSE CONSEQUENCES IN THE EVENT OF A TERMINATION OF THIS AGREEMENT FOR THE REASONS SPECIFIED IN THIS
     SECTION 9.3. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE PAYMENTS SPECIFIED IN THIS SECTION 9.3 ARE REASONABLE SUMS CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE AMOUNT OF THE PAYMENTS SPECIFIED IN THIS SECTION 9.3 TO THE RANGE OF POSSIBLE HARM TO THE PARTIES. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS PROVISION COVERING LIQUIDATED DAMAGES AND THAT IT SHALL HAVE NO RECOURSE AGAINST ANY PERSON IN THE EVENT OF A TERMINATION OF THIS AGREEMENT FOR THE REASONS SPECIFIED IN THIS SECTION 9.3 PROVIDED THAT IT HAS RECEIVED THE PAYMENT TO WHICH IT IS ENTITLED UNDER THIS SECTION 9.3. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT IN CONNECTION WITH THE TRANSACTIONS PROVIDED FOR IN THIS AGREEMENT IT HAS BEEN REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THE PROVISIONS IN THIS SECTION 9.3(i) AT THE TIME THIS AGREEMENT WAS EXECUTED. IN PLACING THEIR INITIALS BELOW EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND IRREVOCABLY AND CONCLUSIVELY AGREES THAT IT MAY NOT CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE PROVISIONS OF THIS SECTION 9.3(i) (INCLUDING, WITHOUT LIMITATION, THE METHODOLOGY BY WHICH THE AMOUNTS OF THE PAYMENTS SPECIFIED IN THIS SECTION
     9.3 WERE DETERMINED).

          Parent Initial /s/ BMR Merger Sub Initial /s/ BMR Company Initial /s/ AJH

     9.4. AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto; provided, however, that after adoption of this Agreement by the stockholders of the Company, without the further approval of the stockholders of the Company, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in
Section 2.1 or (b) alters or changes any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the stockholders of the Company.

     9.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     10.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Parent or Merger Sub, to Beechfield House, Lyme Green Business Park, Macclesfield, Cheshire, SK11 0JL, attn: Barry Riley, (facsimile no. +44(0) 1625 500666), with copies to Dick Tyler, Cameron McKenna, 160 Aldersgate Street, London EC1A 4DD (facsimile no. +44(0) 171 367 2000) and Jeff Pero, Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111-2562 (facsimile no. (415) 395-8095).

          (b) if to the Company, to 1207 17th Avenue South, Suite 103, Nashville Tennessee, 37212, attn: Andrew Heath, (facsimile no. (615) 320-1212), with copies to Hunter Rost, Waller Lansden Dortch & Davis, PLLC, Nashville City Center, 511 Union Street, Suite 2100, Nashville, Tennessee 37219-8966 (facsimile no. (615) 244-6804) and Philip Broke, Ashurst Morris Crisp, Broadwalk House, 5 Appold Street, London EC2A 2HA (facsimile no. +44(0) 171 972 7990).

     10.3. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

     10.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     10.5. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

          (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Mutual Secrecy Agreement, which shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     10.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

     10.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     10.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     10.9. ENFORCEMENT; OTHER REMEDIES.

          (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (b) Except as otherwise provided herein, any and all remedies expressly conferred herein upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     10.10. DEFINITIONS. As used in this Agreement:

          (a) "Affiliate" of a Person means any Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

          (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (d) "Company Stock Option Plans" means the Company's 1997 Stock Option Plan and 1990 Stock Incentive Plan.

          (e) "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole or would materially and adversely affect the ability of the Company or Parent (as the case may be) to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

          (f) "organizational documents" means, with respect to any entity, the certificate of incorporation, bylaws or other governing documents of such entity.

          (g) "Person" means an individual, corporation, partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          (h) "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

          (i) "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of May 20, 1999.

                                          PROTEUS INTERNATIONAL PLC,
                                          a public company incorporated under
                                          the laws of England and Wales

                                          By:        /s/ BARRY RILEY

                                            ------------------------------------
                                          Name: Barrington M. Riley
                                          Title: Finance Director

                                          PI MERGER SUB, INC.,
                                          a Delaware corporation

                                          By:        /s/ BARRY RILEY

                                            ------------------------------------
                                          Name: Barrington M. Riley
                                          Title: Finance Director

                                          THERAPEUTIC ANTIBODIES INC.,
                                          a Delaware corporation

                                          By:       /s/ ANDREW HEATH

                                            ------------------------------------
                                          Name: Andrew J. Heath
                                          Title: Chief Executive Officer